UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

HUBSPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2026

Dear Fellow Stockholders:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of HubSpot, Inc. (“HubSpot”) to be held on Monday, June 15, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement.

Pursuant to the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about April 27, 2026, we will begin mailing to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2025.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Our Board remains focused on creating long-term stockholder value and deeply appreciates the viewpoints and ownership of our stockholders. We look forward to seeing you at our Annual Meeting.

Sincerely,

Lorrie Norrington

Chairperson

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the virtual Annual Meeting, whether or not you plan to attend the virtual Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save HubSpot the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on (1) the election of directors, (2) the non-binding, advisory vote to approve the compensation of our named executive officers, (3) the vote to approve an amendment to our 2024 Stock Option and Incentive Plan, (4) the vote on a stockholder proposal to change our Sixth Amended and Restated Bylaws to allow holders of 10% of our stock to call a special meeting, or (5) the vote to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of Proposals One through Four, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the virtual Annual Meeting, revoking your earlier submitted proxy or voting your stock during the virtual Annual Meeting.

HUBSPOT, INC.

2 Canal Park

Cambridge, MA 02141

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that HubSpot, Inc. will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 15, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HUBS2026 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

•
Proposal One: To elect five Class III directors, Mike Berry, Claire Hughes Johnson, Yamini Rangan, Clara Shih, and Jay Simons, to hold office until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
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Proposal Two: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
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Proposal Three: To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
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Proposal Four: To approve an amendment to our 2024 Stock Option and Incentive Plan (the “2024 Plan”);
•
Proposal Five: To vote on a stockholder proposal to change our Sixth Amended and Restated Bylaws (“bylaws”) to allow 10% holders of our stock the ability to call a special meeting (the “Stockholder Proposal”);
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Proposal Six: To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of Proposals One through Four (the “Adjournment Proposal”); and
•
To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on April 17, 2026 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 17, 2026 or hold a valid proxy for the Annual Meeting.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Erika Fisher

Chief Legal Officer and Secretary

Cambridge, Massachusetts

April 27, 2026

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING
OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). The Annual Meeting will be conducted via live audio webcast this year.

If you are a stockholder of record as of the close of business on April 17, 2026, the record date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/HUBS2026 and entering your 16-digit control number (included on the Notice). We made this Proxy Statement available to stockholders beginning on April 27, 2026. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time on Monday, June 15, 2026. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 8:45 a.m. Eastern Time, and participants should allow ample time for check-in procedures.

In this Proxy Statement, the terms “HubSpot,” “the company,” “we,” “us,” and “our” refer to HubSpot, Inc. The mailing address of our principal executive offices is HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the Internet. On or about

April 27, 2026, we mailed the Notice to stockholders, unless they requested a printed copy of proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Record Date	April 17, 2026

Quorum

A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or by remote communication at the Annual Meeting or represented by proxy to constitute a quorum. A quorum will be present if 25,739,140 shares of our common stock are present in person or by remote communication or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Adjournment

Pursuant to our bylaws, the chair of the Annual Meeting or the stockholders present or represented by proxy at the Annual Meeting may adjourn the Annual Meeting from time to time for any reason, regardless of whether a quorum is present, to reconvene at any other time and at any place at which a meeting of stockholders may be held under our bylaws.

Shares Outstanding	51,478,279 shares of common stock outstanding as of April 17, 2026.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet before the Annual Meeting: You may vote over the Internet by following the instructions provided in the Notice.

(2) By Internet during the Annual Meeting: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

(3) By Telephone: You can vote by telephone by following the instructions provided in the Notice.

(4) By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy as described in the proxy materials.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 14, 2026. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

2026 PROXY STATEMENT | HubSpot, Inc. 1

If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

Annual Meeting Participation

If you are a stockholder as of the record date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. While we value stockholder engagement, questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed during the Annual Meeting. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/HUBS2026 for one year.

Technical Issues During the Meeting

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HUBS2026.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending and voting during the Annual Meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

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Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, each nominee that receives a majority of votes properly cast will be elected as a director.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

For Proposal Three, a majority of the votes properly cast is required to approve the compensation of our named executive officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee of our Board, or the company. However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

For Proposal Four, a majority of the votes properly cast is required to approve the amendment to the 2024 Plan.

For Proposal Five, a majority of the votes properly cast is required to approve the Stockholder Proposal. Since the Stockholder Proposal is an advisory vote, the result will not be binding on our Board or the company.

For Proposal Six, a majority of the votes properly cast is required to approve the Adjournment Proposal.

Effect of Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not considered votes cast and therefore have no effect on Proposals One, Two, Three, Four, Five, or Six.

Under the New York Stock Exchange (“NYSE”) rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on “routine” matters, but do not have discretion to vote such uninstructed shares on “non-routine” matters. Only Proposal Two, the ratification of the appointment of PricewaterhouseCoopers LLP, is considered a “routine” matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposals One, Three, Four, Five, or Six unless you affirmatively provide the broker instructions on how to vote. Broker non-votes will have no effect on the outcome of Proposals One, Three, Four, Five, and Six. Broker non-votes, if any, will have no effect on the outcome of Proposal Two.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR Proposal One – the election of each of the nominees for director, FOR Proposal Two – the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR Proposal Three – the non-binding, advisory vote to approve the compensation of our named executive officers, FOR Proposal Four – the approval of the amendment to the 2024 Plan, and AGAINST Proposal Five – the approval of the Stockholder Proposal, and FOR Proposal Six – the approval of the Adjournment Proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will

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provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2025, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141 or call (888) 482-7768. If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our Board and executive officers and sets forth their current position(s) at HubSpot and their ages as of April 27, 2026:

Name	Age	Position
Executive Officers
Yamini Rangan	52	Chief Executive Officer, President, and Director
Kate Bueker	55	Chief Financial Officer and Treasurer
Erika Fisher	41	Chief Legal Officer and Secretary
Dharmesh Shah	58	Co-founder, Chief Technology Officer, and Director
Brian Halligan (1)	58	Co-founder, Director, and Former Executive Chairperson of the Board
Directors
Andrew Anagnost	61	Director
Mike Berry	63	Director
Nick Caldwell (2)	44	Director
Ron Gill (3)	60	Director
Claire Hughes Johnson	53	Director
Lorrie M. Norrington	66	Chairperson
Clara Shih	44	Director
Jay Simons	53	Director
Jill Ward	65	Director

(1) Mr. Halligan transitioned to a non-employee director of the company, effective May 8, 2025.

(2) Mr. Caldwell is not standing for reelection and will cease serving as a member of the Board immediately following the 2026 Annual Meeting.

(3) Mr. Gill will resign as a member of the Board effective June 30, 2026.

Set forth below are the biographies of each executive officer and director, as well as information regarding each such person’s business experience, director positions held currently or at any time during the last five years, and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating, Governance, and Sustainability Committee to determine that the person is qualified to serve as a director of the company. We believe that each of our executive officers and directors has a reputation for integrity, honesty, and adherence to high ethical standards.

Yamini Rangan has served as our Chief Executive Officer, President and a member of our Board since September 2021. She previously served as our Chief Customer Officer between January 2020 and September 2021. Ms. Rangan joined HubSpot from Dropbox, Inc., where she served as chief customer officer from August 2018 to January 2020 and as vice president, business strategy and operations, from January 2016 to August 2018. Before Dropbox, she was vice president of sales strategy and operations at Workday from 2013 to 2015. Ms. Rangan also held several customer-facing leadership roles in strategy, pre-sales and value-based selling at SAP. Ms. Rangan also served on the board of directors of Splunk Inc. from April 2023 until its acquisition by Cisco Systems, Inc. in March 2024. We believe Ms. Rangan is qualified to serve as a director on our Board due to her deep operating and customer experience, as well as her service as our Chief Executive Officer.

Kate Bueker has served as our Chief Financial Officer since June 2018. Ms. Bueker has also served on Procore Technologies, Inc.’s board of directors since April 2021. Prior to joining HubSpot, Ms. Bueker held numerous financial leadership roles from 2007 to 2018 at Akamai Technologies, Inc., most recently as senior vice president of business finance and operations at Akamai from July 2017 to June 2018. Prior to joining Akamai, Ms. Bueker spent almost 10 years in investment banking at The Blackstone Group, UBS, Credit Suisse and Donaldson, Lufkin & Jenrette.

Erika Fisher has served as our Chief Legal Officer since February 2025. Prior to joining HubSpot, Ms. Fisher served in various legal leadership roles at Atlassian Corporation from 2016 to 2025, including most recently as chief administrative and legal officer. Prior to joining Atlassian, Ms. Fisher practiced law at Weil, Gotshal & Manges LLP and Goodwin Procter LLP.

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Dharmesh Shah is the Co-founder of the company and has served as our Chief Technology Officer and a member of our Board since 2006. Prior to founding HubSpot, he was the founder and chief executive officer of Pyramid Digital Solutions, a software company, which was acquired by SunGard Data Systems in 2005. Mr. Shah is also an author and angel investor. We believe Mr. Shah is qualified to serve as a director on our Board due to his knowledge of the company and our business and his service as our Chief Technology Officer.

Brian Halligan is the Co-founder of the company and has served as a member of our Board since 2005. Mr. Halligan previously served as Executive Chairperson from 2014 until May 2025 and previously served as our chief executive officer from 2005 until September 2021. Mr. Halligan is also an author and a senior lecturer at the Massachusetts Institute of Technology. Prior to founding HubSpot, Mr. Halligan worked as the vice president of sales of Groove Networks, which was later acquired by Microsoft Corporation, and prior to that PTC Inc. Mr. Halligan served on the board of directors of Fleetmatics Group, a global provider of fleet management solutions until its acquisition by Verizon Communications Inc. in November 2016. In October 2022, he co-founded Propeller Ventures, a climate-focused tech venture capital firm. Mr. Halligan has also served as a senior advisor for Sequoia Capital Operations, LLC, a venture capital firm, since May 2024. We believe Mr. Halligan is qualified to serve as a director on our Board due to his knowledge of HubSpot and our business and his prior service as our Chief Executive Officer.

Andrew Anagnost has served as a member of our Board since August 2023. Dr. Anagnost has served as President, Chief Executive Officer and a member of the board of directors of Autodesk, Inc., a 3D design, engineering and construction software company, since June 2017. Since joining Autodesk in 1997, Dr. Anagnost has served in various roles, including as its co-chief executive officer from February 2017 to June 2017, chief marketing officer from December 2016 to June 2017, and senior vice president, business strategy & marketing, from March 2012 to June 2017. Prior to joining Autodesk, he was employed at Lockheed Aeronautical Systems Company and EXA Corporation. Dr. Anagnost’s career spans more than 25 years of product, business, and marketing experience focused on driving strategy, transformation, and product development. We believe Dr. Anagnost is qualified to serve as a director on our Board due to his extensive industry experience, global expertise, and knowledge of building software platforms and ecosystems.

Mike Berry has served as a member of our Board since April 2026. Mr. Berry has served as Chief Financial Officer at MongoDB, Inc., a developer data platform company, since May 2025. From March 2020 to May 2025, Mr. Berry served as Executive Vice President and Chief Financial Officer for NetApp, Inc. From February 2017 to March 2020, he served as Executive Vice President and Chief Financial Officer for McAfee LLC. He previously served on the board of directors of Certinia (formerly known as FinancialForce.com, Inc.), a cloud-based applications company, and as chair of its audit committee. Mr. Berry received a B.A. in finance from Augsburg College and an M.B.A. in finance from the University of St. Thomas. We believe Mr. Berry is qualified to serve as a director on our Board due to his extensive experience as a chief financial officer at public technology companies.

Nick Caldwell has served as a member of our Board since January 2021 and will not stand for reelection at the 2026 Annual Meeting. Mr. Caldwell has also served as the Chief Product Officer for Peloton Interactive, Inc. overseeing a 600-person multi-discipline team, since September 2023. He was previously vice president of engineering for Consumer Products at X Corp. (formerly known as Twitter, Inc.) from June 2020 to December 2021, and general manager for Core Technologies, Inc. from December 2021 to November 2022. From October 2018 to June 2020, Mr. Caldwell served as chief product officer for Looker Data Sciences, Inc., a business intelligence firm acquired by Google LLC in 2020. Prior to that, Mr. Caldwell held the position of vice president of engineering for Reddit, Inc. from October 2016 to October 2018. Mr. Caldwell also spent fifteen years at Microsoft Corporation and held various positions, most recently as general manager for the Power BI product organization. We believe Mr. Caldwell is qualified to serve as a director on our Board due to his technical expertise and extensive experience in scaling product organizations.

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Ron Gill has served as a member of our Board since June 2012 and will resign from the Board effective June 30, 2026. Mr. Gill currently serves as Chief Financial Officer of Benchling, Inc., a cloud-based platform for biotechnology research and development. Prior to his current position, Mr. Gill served as an operating partner of Lead Edge Capital, a growth equity investment firm, from 2018 to 2024. Mr. Gill has also served as a director of Amplitude, Inc. since June 2019. From 2007 to 2017, Mr. Gill held multiple positions at NetSuite, Inc., including chief financial officer from 2010 until 2017, including through NetSuite’s acquisition by Oracle in 2016. Prior to joining NetSuite, Mr. Gill was vice president, finance at Hyperion Solutions. Previously, he held a variety of financial positions with several technology companies, including SAP, Dell Technologies Inc. and Sony Group Corporation. Mr. Gill qualifies as an “audit committee financial expert” under the Securities and Exchange Commission (the “SEC”) guidelines. We believe Mr. Gill is qualified to serve as a director on our Board due to his broad industry experience and extensive financial leadership experience.

Claire Hughes Johnson has served as a member of our Board since March 2022. Since April 2021, Ms. Hughes Johnson has served as a Corporate Officer and Executive Advisor for Stripe, Inc., a financial services company. Ms. Hughes Johnson previously served as Stripe’s chief operating officer from October 2014 until April 2021. During her time at Stripe, she led business operations, sales, marketing, customer support, risk, real estate, and all of its people functions. Prior to Stripe, Ms. Hughes Johnson spent ten years at Google, Inc. leading sales and operations teams and in general management roles leading product, engineering, sales and operations. Ms. Hughes Johnson has served on the board of directors of Ameresco, Inc. since July 2021 and on the board of directors of Aurora Innovation, Inc. since January 2022. We believe Ms. Hughes Johnson is qualified to serve as a director on our Board due to her extensive operating and leadership experience in fast-growing technology businesses and her deep experience leading go-to-market teams.

Lorrie M. Norrington has served as a member of our Board since September 2013 and as Chairperson of the Board since May 2025. Ms. Norrington has served as an Operating Partner of Lead Edge Capital, a growth equity investment firm, since 2012. Ms. Norrington has served on the board of directors of Colgate-Palmolive Company since 2015, and Asana, Inc. since July 2019. Ms. Norrington will resign from board of directors of Asana, Inc. effective June 8, 2026. Ms. Norrington also previously served on the boards of directors of Autodesk, Inc. from March 2011 to May 2025 and on the board of directors of Eventbrite, Inc., Duo Security, Signal Sciences, Shopping.com, McAfee, Lucasfilm and DIRECTV. In addition, Ms. Norrington has served as a director of Ancestry since March 2021. From 2005 to 2010, Ms. Norrington served in several senior management roles at eBay, Inc., including president of global marketplaces, chief executive officer of Shopping.com, senior vice president of Intuit, and an officer of General Electric Company. We believe Ms. Norrington is qualified to serve as a director on our Board due to her broad technology industry experience, including over 40 years of operating experience in technology, software and internet businesses, and her experience as a current and former director of other public companies.

Clara Shih has served as a member of our Board since November 2025. Ms. Shih serves as a Senior Advisor at Meta Platforms, Inc., a technology company, since November 2025 and previously served as Head of the Business AI Group at Meta from October 2024 to November 2025. Prior to Meta, Ms. Shih held senior leadership roles at Salesforce, Inc. from 2020 to 2024, including as its chief executive officer of Salesforce AI and chief executive officer of Service Cloud. Ms. Shih previously served on the board of directors of Starbucks Corporation, a public company, from 2011 to 2023. We believe Ms. Shih is qualified to serve as a director on our Board due to her extensive experience as a technology entrepreneur and executive and her leadership in artificial intelligence and customer engagement platforms.

Jay Simons has served as a member of our Board since January 2017. Mr. Simons has been a General Partner at Bond Capital Management LP, an investment firm, since November 2020. Mr. Simons served in various executive roles at Atlassian Corporation Plc, including as its president from 2011 until July 2020 and as vice president of sales and marketing from June 2008 until August 2011. From October 2005 to May 2008, Mr. Simons served in various roles, including vice president, marketing, at BEA Systems, Inc., an enterprise software company, which was acquired by Oracle Corporation in 2008. From 1998 to 2005, he served in various roles, including vice president, product marketing & strategy, at Plumtree Software, Inc., a web software company, which was acquired by BEA Systems, Inc. in 2005. He also previously served as a director of Dragoneer Growth Opportunities Corp. I from July 2020 to July

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2021, of Dragoneer Growth Opportunities Corp. II from November 2020 to December 2021, and of Dragoneer Growth Opportunities Corp. III from March 2021 until April 2023. We believe Mr. Simons is qualified to serve as a director on our Board due to his experience implementing a high-velocity, low-touch sales model, his experience moving to a multi-product platform and his experience with global expansion.

Jill Ward has served as a member of our Board since October 2017. Ms. Ward has also served on the board of directors of Dynatrace, Inc., a technology company, since September 2019. Ms. Ward served on the board of directors of Informatica Inc., an enterprise cloud data management company, from May 2021 to November 2025. From October 2018 to February 2020, Ms. Ward served as an operating partner of Lead Edge Capital, a growth equity investment firm. From December 2018 to October 2019, she served as a director of Carbon Black Inc. In 2018, she served as a director of Adaptive Insights, which was acquired by Workday, Inc. in 2018. Ms. Ward previously served as president and chief operating officer of Fleetmatics from 2015 until its acquisition by Verizon Communications Inc. in 2016. From 2001 to 2014, Ms. Ward served as vice president and then senior vice president and general manager at Intuit Inc. Prior to 2001, Ms. Ward’s experience included leadership roles at Fidelity Investments and Bain & Company. We believe Ms. Ward is qualified to serve as a director on our Board due to her extensive experience leading and scaling technology businesses, her skills at building customer and partner relationships, and her expertise as a director at growth-oriented technology companies.

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CORPORATE GOVERNANCE

Board Independence

The Board consists of a majority of independent directors as required by the NYSE rules and our Corporate Governance Guidelines. At least annually, the Board evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board then makes an annual determination of whether each director is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards.

The Board has determined that, except for Ms. Rangan and Mr. Shah as executive officers of the company, and Mr. Halligan as a former executive officer of the company, each of our current directors has no material relationship with HubSpot that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, the Board has determined that each of our directors is “independent” within the meaning of the director independence standards of the NYSE, other than Ms. Rangan and Mr. Shah, who currently serve as executive officers of the company, and Mr. Halligan, as a former executive officer of the company.

Further, the Board has determined that each member of each of the committees of the Board is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board has the authority to fill the Chairperson and CEO positions based on the Board’s view of what is in the best interests of the company. The CEO and Chairperson may, but need not be, the same person. Additionally, if the Chairperson is not an independent director, then the non-management directors shall annually elect one independent director to serve as the Lead Independent Director. The Board annually reviews its leadership structure to assess what best serves the interests of HubSpot and our stockholders at the time.

On May 6, 2025, Mr. Halligan resigned as Executive Chairperson of the company’s Board in connection with his transition from the Executive Chairperson role to a non-executive, Class I non-employee director of the Board. Ms. Norrington transitioned from her role as the company’s longstanding Lead Independent Director to the Chairperson of the Board.

Currently, the roles of Chairperson and CEO are separated. The Chairperson is primarily responsible for overseeing the operations and affairs of the Board and acting as a liaison between management and the Board. We believe that separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairperson to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort, and energy that Ms. Rangan is required to devote to her position in the current business environment, as well as the commitment required from Ms. Norrington to serve as our Chairperson, particularly as the Board’s oversight responsibilities continue to grow. In light of the appointment of Ms. Norrington, who qualifies as independent under the rules of the New York Stock Exchange, as Chairperson, the Board does not currently have a Lead Independent Director appointed.

The Board believes that its current leadership structure, coupled with an emphasis on Board independence, provides effective independent oversight of management, while allowing both the Board and management to benefit from Ms. Norrington’s years of experience as Lead Independent Director, as well as Ms. Rangan’s deep operating and customer experience. We believe the company-specific experience and expertise of Ms. Rangan, together with the outside experience, oversight, and expertise of our independent Chairperson and directors, allow for differing perspectives and roles regarding strategy development that benefit our stockholders. Given the strength of our business and operational and financial performance, the Board believes that stockholders are best served by this leadership structure.

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Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the company and to act on matters requiring the Board’s approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2025, the Board held eight meetings. The Board has three standing committees:

•
the Audit Committee, which held eight meetings in 2025;
•
the Compensation Committee, which held five meetings in 2025; and
•
the Nominating, Governance, and Sustainability Committee, which held four meetings in 2025.

Each of the current directors of the Board attended at least 75% of all meetings of the Board and meetings of committees of our Board upon which they served during 2025. The Board regularly holds executive sessions of the non-management directors as well as the independent directors. Executive sessions of non-management directors do not include employee directors, and executive sessions of independent directors do not include directors who do not qualify as independent under NYSE and SEC rules.

It is our policy that members of our Board are encouraged to attend Annual Meetings of our stockholders. All members of our Board attended the 2025 Annual Meeting of our stockholders.

Corporate Governance Policies and Committee Charters

The company and the Board regularly review and evaluate the company’s corporate governance practices. The Board has adopted Corporate Governance Guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NYSE, and our Eighth Amended and Restated Certificate of Incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”).

In addition, we have adopted a Code of Business Conduct and Ethics (which we refer to as the “Code”) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. We intend to disclose any amendment or waiver of a provision of the Code that applies to our principal executive officer (“PEO”), principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at https://ir.hubspot.com/governance/governance-overview) and/or in our public filings with the SEC.

The Board has also adopted a written charter for the Audit Committee, the Compensation Committee, and the Nominating, Governance, and Sustainability Committee, each of which satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and committee charters were each reviewed and amended in 2025, and each are available on the Investor Relations – Corporate Governance Overview section of our website at https://ir.hubspot.com/governance/governance-overview. You may also request a copy of these documents by contacting Investor Relations at our principal executive offices.

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Board Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating, Governance, and Sustainability Committee.

The table below shows the composition of the standing committees of the Board. Ms. Rangan and Messrs. Halligan and Shah do not currently serve on any standing committee.

Name	Independent	Audit	Compensation	Nominating, Governance, and Sustainability Committee
Andrew Anagnost	√		√
Mike Berry	√	√
Nick Caldwell	√	√
Ron Gill	√	Chair
Brian Halligan
Claire Hughes Johnson	√	√		√
Lorrie M. Norrington	√			√
Yamini Rangan
Dharmesh Shah
Clara Shih	√		√
Jay Simons	√		Chair
Jill Ward	√	√		Chair
Total Meetings Held in 2025		8	5	4

Audit Committee

Messrs. Gill, Berry, and Caldwell and Mses. Hughes Johnson and Ward currently serve on the Audit Committee, which is chaired by Mr. Gill. Mr. Caldwell will no longer be a member of the Board following the Annual Meeting, and Mr. Gill will resign from the Board effective June 30, 2026. Mr. Berry will be appointed Audit Committee Chair following Mr. Gill’s departure. The Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated Messrs. Berry and Gill each an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•
overseeing the work of our independent registered public accounting firm;
•
approving the hiring, discharging, and compensation of our independent registered public accounting firm;
•
approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•
reviewing the qualifications and independence of the independent registered public accounting firm;
•
monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
reviewing our consolidated financial statements and reviewing our critical accounting policies and estimates;
•
reviewing our cash position, capital structure and strategies, financial and foreign currency policies, insurance coverage, and tax planning and compliance;
•
evaluating the performance, responsibilities, budget, and staffing of our internal audit function;
•
reviewing the adequacy and effectiveness of our internal controls;
•
reviewing all related person transactions for approval or disapproval, as appropriate, and for potential conflict of interest situations in accordance with our related person transaction policy;
•
review reporting of sustainability metrics as required by regulators and/or the NYSE;

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•
reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit of our annual consolidated financial statements and the interim reviews of our quarterly consolidated financial statements; and
•
assisting the Board in its cybersecurity oversight by reviewing and assessing the quality and effectiveness of the company’s cybersecurity, data privacy, and data security policies, practices, and procedures protecting the company’s information technology systems, data, products, and services across all business functions, and reporting such findings to the Board, who has final oversight responsibility over cybersecurity-related matters.

Compensation Committee

Messrs. Anagnost and Simons and Ms. Shih currently serve on the Compensation Committee, which is chaired by Mr. Simons, and Ms. Hughes Johnson previously served on the Compensation Committee until December 1, 2025. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Compensation Committee’s responsibilities include:

•
reviewing and approving corporate goals and objectives relevant to compensation of our CEO and other executive officers;
•
reviewing the evaluations of the performance of our CEO in light of these established goals and objectives;
•
reviewing and approving the compensation of our executive officers based on their evaluations;
•
reviewing and recommending the compensation of our non-employee directors and other members of senior management at the level of executive vice president and above;
•
administering and approving the issuance of equity awards under our stock plans;
•
reviewing the company’s broad-based compensation strategy to create internally equitable and externally competitive compensation structures, including pay equity considerations;
•
overseeing the assessment of risks related to our compensation policies and programs applicable to our officers and employees;
•
reviewing director and officer compliance with our stock ownership guidelines;
•
retaining and approving the compensation of any compensation advisors;
•
evaluating the independence of any such compensation advisors; and
•
reviewing and assessing the results of the most recent stockholder advisory vote on executive compensation.

Nominating, Governance, and Sustainability Committee

Mses. Hughes Johnson, Norrington, and Ward currently serve on the Nominating, Governance, and Sustainability Committee, which is chaired by Ms. Ward. The Board has determined that each member of the Nominating, Governance, and Sustainability Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Nominating, Governance, and Sustainability Committee’s responsibilities include:

•
evaluating and making recommendations regarding the organization and governance of the Board and its committees;
•
assessing the performance of members of the Board and making recommendations regarding committee and chair assignments;
•
reviewing and making recommendations with regard to our corporate succession plans for our CEO and other key officers;
•
recommending desired qualifications for Board membership and conducting searches for potential members of the Board;
•
reviewing and making recommendations with regard to our Corporate Governance Guidelines; and
•
overseeing the company’s sustainability strategies, practices, and metrics.

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Identifying and Evaluating Director Nominees

The Board has delegated the director selection and nomination process to the Nominating, Governance, and Sustainability Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating, Governance, and Sustainability Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating, Governance, and Sustainability Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating, Governance, and Sustainability Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating, Governance, and Sustainability Committee. The Nominating, Governance, and Sustainability Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating, Governance, and Sustainability Committee deems to be appropriate in the evaluation process. The Nominating, Governance, and Sustainability Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Among other factors, the Board reviews and considers director tenure and age as factors in assessing its ongoing needs, but the Board has not adopted term limits or a mandatory retirement age for individual directors. Based on the results of the evaluation process, the Nominating, Governance, and Sustainability Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

From time to time, we have engaged, for a fee, a third-party search firm to assist the Nominating, Governance, and Sustainability Committee with identifying, evaluating, and screening Board candidates for the company. Heidrick & Struggles and True Search assisted the Nominating, Governance, and Sustainability Committee with evaluating and screening Ms. Shih, who was appointed to the Board in November 2025, and Mr. Berry in April 2026, respectively.

The Board’s commitment to strategic refreshment has led to the appointment of Ms. Shih to our Board in November 2025 and Mr. Berry in April 2026. Continued refreshment ensures that the Board is representative of the experience, perspectives, and skill sets that promote effective oversight as our business evolves.

Minimum Qualifications

In evaluating proposed director candidates, the Nominating, Governance, and Sustainability Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, the current size and composition of our Board and the needs of our Board and its respective committees. Some of the qualifications that our Nominating, Governance, and Sustainability Committee consider include, without limitation, integrity, judgment, diversity of experience, expertise, business acumen, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field and the ability to provide guidance to our management team and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our Nominating, Governance, and Sustainability Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating, Governance, and Sustainability Committee by sending the following to HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Secretary, at least 120 days prior to the anniversary of the date on which the proxy statement was released to stockholders in connection with the previous year’s annual meeting: the name and address of record of the recommending stockholder, a representation that the recommending stockholder is a record holder or beneficial owner of our shares, the individual’s candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years, a description of the qualifications and background of the candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Policies and Procedures for Director Candidates, a description of all arrangements between the candidate and the recommending stockholder, a written indication of the candidate’s willingness to be named in the proxy statement and serve on our Board, and any other information required to be included in a proxy statement filed pursuant to the rules of the SEC applicable to director nominees by stockholders.

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The Secretary will forward all recommendations to the Nominating, Governance, and Sustainability Committee. The Nominating, Governance, and Sustainability Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. In addition, as described in the “Additional Information” section of this Proxy Statement, stockholders may, pursuant to applicable law and the requirements of our bylaws, directly nominate candidates to stand for election to the Board.

Board Skills and Experience Matrix

The matrix below summarizes some of the desirable types of experience and skills possessed by our director nominees whose terms will continue beyond the Annual Meeting. These elements are important because of their relevance to our business and strategy. The following matrix does not encompass all experiences or skills of our board of directors.

Public Company Experience as a director on another public company board.	7 directors
Executive / Senior leadership Experience as CEO or senior executive at a public company or other large organization.	11 directors

Customer & Business Domain

Experience serving small and medium sized businesses, SaaS business models, business development and strategy, founding and growing businesses, or navigating AI-driven market dynamics in the customer & business domain.

11 directors
Product Management Experience in product strategy and design, product management, and multi-products/services, including AI-powered or AI-enabled products.	7 directors

Technology, Infrastructure, & AI

Experience in technology; software product R&D, AI, enterprise IT, databases, web development, cloud computing, platform, technology infrastructure, or information security and cybersecurity.

8 directors
Sales & Marketing Experience in sales, digital marketing, freemium sales, partnerships, distribution, or brand management, including with respect to AI-enabled products and services.	5 directors
Global Expansion A strong understanding of and experience with global expansion, operations, sales, or markets.	10 directors

Finance

Experience in financial management, accounting, investment management, financial reporting and internal controls, corporate finance, mergers and acquisitions, financial statements and capital structure, audit committee, or P&L management.

8 directors

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Stockholder Communications

The Board provides to every securityholder and interested party the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder and other interested party communication. For a communication directed to the Board as a whole, securityholders and other interested parties may send such communication to the attention of the company’s Secretary via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Board of Directors, c/o Secretary.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: [Name of Individual Director], c/o Secretary.

We will forward by U.S. Mail any such communication to each director, and the Chairperson of the Board in his or her capacity as a representative of the Board, to whom such communication is addressed to the address specified by each such director and the Chairperson of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board and Committee Evaluations; Board Orientation and Education

The Nominating, Governance, and Sustainability Committee oversees the annual Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. In 2025, the Board conducted a multi-layered assessment approach, consisting of individual director evaluations, committee evaluations, and a full Board evaluation, including input from the company’s senior management. The anonymous responses are summarized and provided to the Board and each committee at their next meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, areas for possible improvement, and enhancement of individual director contributions. The Nominating, Governance, and Sustainability Committee establishes the Board and committee evaluation process each year. From time to time, the Board may determine to use an independent third party in the evaluation process.

Upon joining the Board, new directors receive orientation covering the company's operations, strategic objectives, and governance framework. The Nominating, Governance and Sustainability Committee periodically prepares and assembles materials and conducts sessions for directors on topics that will assist them in discharging their duties. Directors are encouraged to pursue ongoing education, with the company providing reimbursement for qualifying programs.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and overall enterprise risk exposure.

While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists by reviewing and discussing our major risk exposures including, among other things, financial, operational, cybersecurity, and privacy risk exposures, and the steps our management team has taken to monitor and control these exposures, as well as guidelines and policies with respect to risk assessment and risk management. In addition, our Audit Committee assists the Board in its oversight of compliance with certain legal and regulatory requirements, in addition to oversight of the performance of our external and internal audit functions. Our Nominating, Governance, and Sustainability Committee monitors the effectiveness of our Corporate Governance Guidelines and Code of Business Conduct and Ethics, oversees executive and board succession planning, and reviews our policies and practices relating to our sustainability strategy and our corporate social responsibilities. Our Compensation Committee reviews and discusses the risks arising from our compensation policies and programs applicable to all officers and employees. In addition, our management team periodically reports to and seeks input from our Board and its committees with respect to the most significant risks that could affect our business, such as competition and strategic risks, legal risks, information security and privacy risks, and financial, tax and audit-related risks. For risks associated with the company’s evolving development and use of artificial intelligence (“AI”), including third-party AI

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technologies deployed internally and the incorporation of AI technologies into our product, the full Board maintains oversight of management’s efforts to monitor and mitigate such risks. Furthermore, AI strategy has been reviewed at each quarterly Board meeting. From time to time, the Board engages a third-party cybersecurity firm to assess the cyber practices and program.

Compensation of Non-Employee Directors

Pursuant to our Non-Employee Director Compensation Policy in effect for 2025, our non-employee directors were paid an annual cash retainer of $50,000. Ms. Norrington, as our Lead Independent Director until May 2025, was paid an additional cash retainer of approximately $25,000 (pro-rated in 2025), as well as an annual cash retainer of approximately $75,000 (pro-rated in 2025) for her role as our Chairperson from May 2025 onwards, and committee members and committee chairs received additional annual cash retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating, Governance, and Sustainability Committee
Annual Committee Member Retainer	$15,000	$10,000	$6,000
Annual Committee Chair Retainer	$20,000	$15,000	$8,500

In addition, pursuant to our Non-Employee Director Compensation Policy, each of our non-employee directors received an annual equity award with a value of $250,000, 100% of which was in the form of a restricted stock unit (“RSU”) award settled in shares of our common stock. Prior to 2024, 25% of the annual equity award was granted as an option to purchase shares of our common stock (“Option”) and 75% was in the form of RSUs. Annual equity awards vest in equal quarterly installments over a one-year period from the grant date of such award (or, if earlier, immediately prior to the annual meeting of stockholders that is closest to the first anniversary of the grant date); provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines otherwise in certain warranted circumstances. Newly-elected non-employee directors receive a pro-rated annual equity award. All unvested equity awards held by a non-employee director accelerate and immediately vest if the non-employee director’s service relationship ends within three months prior to or 12 months following a “sale event” (as defined in the 2024 Plan).

We reimburse our non-employee directors for their travel, lodging, and other reasonable expenses incurred in attending meetings of our Board and Board committees.

The Board periodically evaluates the compensation of our non-employee directors, including through the recommendations of the Compensation Committee. The Board also considers input from the Compensation Committee’s independent compensation consultant, which reviews director pay levels at peer companies and provides feedback on where our non-employee director compensation is positioned relative to the company’s compensation peers.

The following table provides certain information concerning the compensation paid to the non-employee members of our Board during the year ended December 31, 2025 pursuant to our Non-Employee Director Compensation Policy. The table excludes Ms. Rangan and Mr. Shah, who are named executive officers of the company and did not receive any additional compensation for their service as directors in 2025. Mr. Halligan’s 2025 compensation earned as a named executive officer and as a non-employee director for a portion of 2025 and the compensation received by Ms. Rangan and Mr. Shah during 2025 is set forth in the section of this Proxy Statement captioned “Executive Compensation— 2025 Summary Compensation Table.”

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2025 Director Compensation Table

	Fees Earned
	or Paid in		Stock
	Cash		Awards	Total
Name	($)		($) (1)	($)
Andrew Anagnost	60,000		239,716	299,716
Nick Caldwell (2)	65,000		239,716	304,716
Ron Gill	85,000		239,716	324,716
Claire Hughes Johnson	66,000		239,716	305,716
Lorrie M. Norrington	110,167	(3)	239,716	349,883
Clara Shih (4)	—		153,320	153,320
Jay Simons	75,000		239,716	314,716
Jill Ward	79,500		239,716	319,216

(1) The amounts reported represent the aggregate grant-date fair value of RSUs settled in shares of our common stock calculated in accordance with Financial Accounting Standard Board, Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in our 2025 Form 10-K.

(2) Mr. Caldwell is not standing for reelection at the Annual Meeting.

(3) Reflects a pro-rated payment of $10,416 for service as Lead Independent Director from January 1, 2025 through May 7, 2025 and a pro-rated payment of $43,750 for service as Chairperson from May 8, 2025 through December 31, 2025.

(4) Ms. Shih was paid for her service as a director in 2025 in the first quarter of 2026.

Certain Director Equity Information

Our non-employee directors held the following aggregate number of shares of our common stock subject to unexercised stock options and unvested RSUs as of December 31, 2025:

	Number of
	Securities	Number of
	Underlying	Unvested
	Unexercised	Restricted
Name	Options (#)	Stock Units (#)
Andrew Anagnost	137	200
Nick Caldwell (1)	875	200
Ron Gill	4,511	200
Claire Hughes Johnson	549	200
Lorrie M. Norrington	4,511	200
Clara Shih	—	310
Jay Simons	5,277	200
Jill Ward	3,899	200

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RESPONSIBLE BUSINESS AT HUBSPOT: DRIVING LONG-TERM SHAREHOLDER VALUE

HubSpot’s mission is to help millions of organizations grow better. As we continue to scale our global operations, we view responsible business practices as an enterprise priority. We believe durable growth depends on resilience, disciplined risk management, operational efficiency, and stakeholder trust.

Our responsible business strategy is designed to support long-term value creation by mitigating regulatory, technology, human capital-related and climate risks; improving efficiency across our operations and value chain; and advancing digital prosperity for our customers, employees, partners, and stockholders.

We publicly report our performance in alignment with leading voluntary and regulatory standards, including the Sustainability Accounting Standards Board, the Global Reporting Initiative, and applicable California climate disclosure requirements. We are also a signatory to the United Nations Global Compact, a voluntary corporate sustainability initiative that encourages businesses worldwide to adopt sustainable practices, report on those practices, and track them over time. Our climate disclosures align with the Task Force on Climate-Related Financial Disclosures (TCFD) framework and continue to evolve in line with emerging standards, including those of the International Sustainability Standards Board (ISSB), which builds on TCFD being phased out, and the European Sustainability Reporting Standards (ESRS).

Investing in Our People

As an intentionally distributed organization with a growing global footprint, we are committed to attracting, developing, and retaining highly talented individuals who leverage AI to address our customers’ most critical growth challenges.

Clarity, Growth, Belonging, and Recognition guide our efforts to foster a purpose-driven, performance-oriented culture. We strive to create an environment in which employees understand the impact of their contributions, feel valued and supported, and have meaningful opportunities for professional development and advancement throughout their careers at HubSpot.

In 2025, approximately 72% of our global workforce worked in our @home model, 7% in our @office model, and 21% in our @flex model. HubSpot has been certified as a Great Place to Work® for nine consecutive years and has been recognized on several 2025 workplace and culture lists, including Forbes’ America’s Dream Employers, Newsweek’s America’s Greatest Workplaces for Culture, Belonging & Community 2026, #2 on TIME’s America’s Best Midsize Companies 2025, and Best Place to Work for Disability Inclusion by Disability:IN.

We take a thoughtful approach to talent attraction and retention to build a culture where employees can do their best work. We support lifelong learning and invest in employee development at every stage of employment. Our programs include interactive, regionalized onboarding; one-on-one mentorship; year-round manager training; and a mini-MBA Fellows program. We also offer a range of live, self-paced, and asynchronous learning resources through our internal learning management system.

We provide competitive compensation and benefits globally. Compensation packages may include base salary, commissions or semi-annual bonuses, and equity awards. We also offer an employee stock purchase plan and benefits such as medical, dental, life, and disability insurance, as well as retirement and pension arrangements, which vary by geography and align with local market practices. We evaluate our compensation and benefits programs annually and make adjustments as appropriate. We remain committed to transparent pay practices, including providing employees with access to compensation ranges, anchoring pay to one predefined major city per country, and publishing compensation ranges for all U.S.-based job postings.

Resilience and Operational Efficiency

We invest in the long-term resilience of our operations to reduce risk and enhance efficiency. A key mechanism supporting this effort is our carbon reduction strategy to mitigate climate-related risks and adapt to potential physical impacts. Our strategy aligns with a science-based decarbonization pathway and is intended to reduce exposure to regulatory, energy price, and supply chain risks. By embedding the greenhouse gas (GHG) emissions-related targets into

2026 PROXY STATEMENT | HubSpot, Inc. 18

operational and procurement decisions, we seek to strengthen cost discipline, accountability, and long-term business stability.

Our publicly disclosed targets, verified by the Science Based Targets initiative (SBTi), as applicable, include:

•
Long-term target of achieving net-zero GHG emissions across our value chain by 2040.
•
Near-term targets to:
o
Reduce absolute Scope 1 and Scope 2 GHG emissions by 47% by 2030 from a 2019 base year;
o
Reduce Scope 3 GHG emissions from business travel by 55% per employee by 2030 from a 2019 base year; and
o
Ensure that 70% of suppliers by spend, covering purchased goods and services and capital goods, have science-based GHG emissions targets by 2027.

We report progress against these targets in our annual Responsible Business Report, available at https://www.hubspot.com/sustainability. The information available on, or accessible through, our website is not incorporated by reference in this Proxy Statement.

In 2025, we conducted a quantitative scenario analysis of climate-related risks and opportunities, the results of which indicated that overall physical and transition risks were low across short-, medium-, and long-term time horizons. Additional details are available in our Climate Risk Report. We also assessed governance structures, capital allocation priorities, supplier engagement, and operational levers as part of our climate transition planning. We will include a summary of this work in our 2026 Responsible Business Report.

Operating Responsibly and Transparently

Strong governance builds trust and supports long-term value creation. Our oversight structures, executive accountability mechanisms, and formal policies are designed to embed responsible business practices into our strategy, risk management processes, and daily operations, ensuring transparency, compliance, and disciplined decision-making across the company.

Our Responsible Business Governance Structure

Board Responsibility

The Nominating, Governance, and Sustainability Committee of our Board of Directors reviews and assesses our responsible business policies, practices, and strategy at least twice a year. This information is also shared with our Board. HubSpot’s Board has ultimate responsibility for oversight of climate-related risks and opportunities.

Management Oversight Structure

Responsible business oversight is embedded across levels of management. The Executive Leadership Team, led by our CEO, oversees our high-level responsible business strategy; ensures alignment with HubSpot’s mission, risk management approach, and business priorities; and receives regular updates on performance and key risks.

Responsible Business Steering Group

The Responsible Business Steering Group is composed of senior leaders, across Finance, Legal, People, Engineering, and Responsible Business. This group meets quarterly to support cross-functional implementation of our company-wide responsible business strategy. This structure ensures material climate-related risks and opportunities are considered alongside other material business risks.

Responsible Business Team

The Responsible Business Team, led by our Vice President of People Experience, is responsible for the day-to-day

2026 PROXY STATEMENT | HubSpot, Inc. 19

execution of our responsible business strategy, cross-functional coordination, and monitoring progress against our responsible business goals.

Data Privacy and Security

We invest in data privacy and security, uphold strong ethical standards, and align with recognized industry frameworks to protect customer data and maintain trust. Our Trust Center provides transparent access to relevant policies, certifications, and compliance documentation.

Artificial Intelligence

We incorporate AI capabilities across our platform to enhance product functionality and implement tools for internal use, and we have adopted governance and risk management processes to support the responsible development and deployment of these technologies.

Our development and deployment of AI-enabled features and tools are subject to security, legal, privacy, and risk management processes that are aligned with our broader enterprise governance framework, including:

•
Third-party AI service providers are subject to our vendor due diligence and risk assessment processes, including review of security, privacy, and compliance controls.
•
AI features are subject to internal legal review, testing, and evaluation prior to release.
•
We maintain monitoring, logging, and deployment controls, including rollback capabilities, to help manage performance, reliability, and security following deployment.
•
We maintain disaster recovery processes designed to address AI-related service disruptions.
•
We support transparency and accountability in the development and deployment of our AI systems and provide information to customers regarding their use of AI features.

We continue to assess evolving legal and regulatory requirements, technological developments, and market expectations related to AI.

Policies and Codes

Corporate Governance Policies

Code of Business Conduct and Ethics. At HubSpot, we are serious about compliance and doing the right thing. To that end, we adopted a Code of Business Conduct and Ethics, which we refer to as our Code, that applies to all of our employees, officers, and directors. The Code highlights that everything we do at HubSpot will be, and should be, measured against the highest possible standards of ethical business conduct. We set the bar high for practical and aspirational reasons because our commitment to the highest standards helps us solve for our customers, hire and retain great people, build a great platform, and attract loyal partners. Trust and mutual respect between us and our customers and partners are the foundation of our success, and following this Code helps us maintain those relationships. We also encourage our employees to report suspected policy violations to their manager, the People team, the Legal and Compliance team, or through our Whistleblower Hotline (online or via phone), where reports can be made anonymously. No waiver of any provisions of our Code for the benefit of a director or an executive officer shall be effective unless approved by the Board (or, if permitted, our Audit Committee) and, if applicable, such waiver is disclosed to our stockholders in accordance with applicable U.S. securities laws and/or the rules of the NYSE. In addition, substantive amendments to the Code must be approved by the Board or the Audit Committee.

Human Rights Policy. Respect for human rights is a fundamental value of HubSpot. Our company operates globally and has offices around the world. Our customers, employees, stockholders, and vendors come from a wide range of backgrounds. We recognize this as a strength and are committed to upholding human dignity in all that we do. If we become aware of adverse human rights impacts resulting from or caused by our business activities, we are committed to

2026 PROXY STATEMENT | HubSpot, Inc. 20

providing for or cooperating in their remediation. In 2024, our Board adopted an updated Human Rights Policy that underscores HubSpot’s position on fundamental human rights.

Environmental Policy. Our Environmental Policy sets forth commitments to guide our efforts to deliver environmental compliance as a minimum standard, continually improve our sustainability performance, and to act as a thought leader for our employees, customers, and partners through education, partnership and collaboration.

Global Supplier Code of Conduct. We are committed to good governance and achieving the highest ethical and environmental standards for all our employees, and we expect the same from our suppliers. Our Supplier Code of Conduct defines and communicates our sustainability expectations from suppliers in alignment with our core values, as well as the International Labour Organization Declaration on Fundamental Principles and Rights at Work, the United Nations (“UN”) Guiding Principles on Business and Human Rights, and the Ten Principles of the UN Global Compact, to which HubSpot is a signatory.

The policies above are available on our Investor Relations website at: https://ir.hubspot.com/governance/governance-overview.

Stakeholder Engagement

At HubSpot, we value and consider the viewpoints of a number of stakeholders, including our employees, our customers, our partners, and our stockholders. We have teams dedicated to engagement with each of these stakeholder groups, and feedback is regularly shared with our executive leadership team and Board to review, consider, and incorporate into future priorities for the company. The chart below describes the engagement process with each of our stakeholder groups and actions we have taken in response to their feedback.

Employee Engagement
Engagement Process

We administer a semi-annual employee engagement survey to all HubSpot employees to assess and understand the employee experience and overall engagement. We collect confidential feedback on a wide range of topics and use employee feedback to directly inform action planning and priorities. The survey enables us to provide data to leaders across the organization, empowering them to identify, address, and monitor feedback at department and team levels. Based on the results and an analysis of our strengths and opportunities as it relates to our overarching culture, our executive leadership team and department leadership teams create action plans to address high-priority feedback. In the spirit of transparency, the analysis and action plans are shared internally with all employees. This ensures our employees are aware of how we are utilizing their feedback to drive positive change across the company on a variety of topics.

Responsive Actions

In 2025, we provided dashboards with employee experience insights to over 800 leaders across HubSpot, enabling both team-specific and enterprise actions.

Our targeted focus areas for enterprise actions related to Belonging, Growth, and Organizational Effectiveness resulted in improvements year-over-year at the company level, with engagement and employee net promoter scores (“NPS”) remaining strong compared to benchmarks.

Customer Engagement
Engagement Process

Customers are at the center of how we build products and services at HubSpot, and their feedback and sentiment deeply inform our product roadmap and the services we offer. From day one, we want our customers to realize the value of our product. Our teams are thoughtfully organized across the customer journey to support customers every step of the way. Additionally, we have a customer experience management team that oversees the entire customer experience and identifies opportunities where we can continue to delight our customers and keep them growing.

We are dedicated to powering a truly customer-obsessed operating system by bringing customer experience optimization to the forefront of how HubSpot makes short- and long-term decisions. We collect and analyze customer feedback from all channels across the organization and customer

2026 PROXY STATEMENT | HubSpot, Inc. 21

journey, including, but not limited to, NPS surveys, Customer Satisfaction surveys, HubSpot’s Customer Advisory Board, the HubSpot Community forum, Sales and Customer Success feedback, and extensive user research. Insights are then distributed to relevant teams, and the company is accountable for taking action on customer feedback.

Throughout our ongoing planning process, proposed feature developments are grounded in customer feedback and aim to solve a clear customer need.

Responsive Actions

In 2025, HubSpot deployed AI agents and platform-wide intelligence to allow customers to operate with greater speed, scale, and confidence. These high-impact product launches directly address our customers’ feedback. This included, but was not limited to:

Purpose-built AI agents to take on work for customers:

Breeze Agents. Breeze matured into a full AI layer across the platform. Customer Agent works across marketing, sales, and service teams, handling support questions and engaging customers with full context rather than generic responses. Prospecting Agent enables sales teams to scale outreach by autonomously monitoring, researching, and engaging leads — with configurable autonomy levels and a full audit trail. Data Agent automates enrichment and data quality workflows across the platform. Breeze Studio and the Breeze Marketplace give teams the tools to build and deploy custom agents and workflows, with Breeze Assistant available throughout to generate content, surface insights, and take action directly from HubSpot.

Improvements in the data and context to power better AI experiences:

Smart CRM and Data Hub: Agents are only as good as the data they operate on. We relaunched Operations Hub as Data Hub, with Data Studio and new data-quality tooling at its core — including improved error handling and deduplication workflows — so customers can trust the data powering their automation, AI, and reporting. We also expanded the Smart CRM with more flexible views, conversational enrichment, smart properties, and unmerge capabilities, extending the unified customer record to capture not just structured data like contacts and companies, but unstructured data from emails, call transcripts, and conversations. This gives both teams and AI agents the full context they need to act with confidence.

New features to persona-based Hubs for marketing, sales, and service:

Marketing Hub. We launched the Loop Marketing playbook and Marketing Studio to help marketers win in the age of AI — introducing AI-powered email personalization and optimized send timing, an AI-driven Segments feature to surface high-intent audiences, and Answer Engine Optimization (“AEO”) to help brands appear in large language model (“LLM”) driven search results. AI referrals are now tracked as a lead source.

Content Hub. Content Hub serves as the all-in-one content marketing solution, with AI-driven creation, brand voice management, and podcast tooling now tightly integrated with Marketing Studio — enabling teams to plan, create, and repurpose content across the customer journey from a single workspace.

Sales Hub. In 2025, Sales Hub sharpened deal prioritization with Predictive Deal Score and Meeting Notetaker, which turn calls, emails, and meetings into clear signals on deal risk, buyer intent, and next steps. Prospecting Agent, detailed above, streamlined top-of-funnel work by automating research and outreach to keep sales teams focused on the most promising accounts.

Service Hub. Service Hub strengthened its omnichannel capabilities in 2025, with a new omnichannel email effort delivering upgrades across Help Desk and Inbox. Customer Agent, detailed above, is also available through Service Hub — enabling autonomous customer engagement across marketing, sales, and service teams.

Commerce Hub. Deeper Configure, Price, Quote (“CPQ”) integration with the Smart CRM improved quoting, invoicing, and subscriptions, with HubSpot Payments expanding to Canada and the UK — giving revenue teams a more complete quote-to-cash flow in one unified platform.

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Expanding our ecosystem

Integrations. We also expanded our ecosystem with new APIs and better observability, making it easier to maintain the single source of truth that AI agents rely on. We were the first CRM to launch connectors with all three frontier models (ChatGPT, Claude, and Gemini) and MCP Server support,

Partner Engagement
Engagement Process

Our partner ecosystem is crucial to the success of HubSpot. Our Product and Flywheel teams interact with our partners on a regular basis to solicit feedback on customer needs, develop joint go- to-market motions, help inform our product roadmap, test new features, and provide feedback on our current products. Partners are an integral part of how we sell and service our Hubs.

In addition to the regular leader and team interactions above, our HubSpot Partner Advisory Council (“Partner Advisory Council”) has proven to be an invaluable resource as we work to better communicate with our partner network, gather valuable feedback around our products and the partner program, and make improvements along the way. During 2023, we had five geography-specific Partner Advisory Councils to help understand and drive value in each region: North America, Latin America, EMEA, Australia and New Zealand, and Southeast Asia and India. We also conduct regular surveys and interviews to gather feedback on specific topics from the broader partner community. These feedback mechanisms yield valuable insights for customers, our partner community, and HubSpot.

Responsive Actions

During 2025, a key focus area for partners and HubSpot was further unifying our Direct and Partner teams toward a truly joint go-to-market sales and service motion. Partners provided feedback on sourcing, co-selling, and servicing independently and with our various HubSpot teams. As a result, we announced several updates to our policies and procedures to simplify, streamline, and enhance our collective efforts. Among the new policies are mechanisms that ensure our HubSpot teams are engaging partners in a fair and equitable way based on their unique expertise and customer outcomes. While the policies are relatively new, the initial feedback has been positive.

2026 PROXY STATEMENT | HubSpot, Inc. 23

Stockholder Engagement
Engagement Process

We welcome and value the views and insights of our stockholders and conduct regular outreach to connect with our stockholders to ensure open lines of communication. Our investor relations team, along with our CEO and Chief Financial Officer (“CFO”), aims to regularly meet with our stockholders at least once a year to better understand their perspective on a wide range of strategy and business topics. In addition, on an annual basis, we engage with our largest stockholders to solicit their perspectives and discuss our governance and executive compensation policies and practices with the goal of using their feedback to inform our future governance and executive compensation decisions. In 2025, we proactively reached out or responded to twenty of our top institutional stockholders and ultimately held meetings with four stockholders representing roughly 18.4% of our outstanding common stock, including two of our top ten stockholders, as of June 30, 2025. These conversations covered a wide range of topics, including corporate governance practices, board structure and composition, executive compensation policies and practices, and practices relating to sustainability matters. All calls included core outreach participants from our Legal, Investor Relations, and Sustainability teams, and certain calls included our Chairperson and the Chair of our Nominating, Governance, and Sustainability Committee, our CFO and our CLO.

The feedback we receive from our stockholders through these activities is regularly communicated to the Nominating, Governance, and Sustainability Committee and Compensation Committee. After careful review, our Nominating, Governance, and Sustainability Committee and Compensation Committee recommend to the Board whether enhancements to our company’s policies and practices are required or recommended to respond to stockholder concerns or expectations relating to new issues or emerging trends.

We believe it is important to continue to engage with our stockholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices.

Responsive Actions

In June 2025, based on stockholder feedback and considering current peer and best governance practices, we declassified the Board and eliminated all supermajority voting requirements in our certificate of incorporation and bylaws.

We have included in the Proxy Statement additional information on the Board education, director onboarding, and Board oversight of AI risk management.

We have refreshed our Board with the additions of Clara Shih and Mike Berry.

2026 PROXY STATEMENT | HubSpot, Inc. 24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2026, for:

•
each person known by us to be the beneficial owner of more than 5% of our common stock, based solely on the information reported by such persons in their most recent Schedule 13D and 13G filings with the SEC;
•
our named executive officers;
•
each of our directors and director nominees; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 52,342,215 shares of common stock outstanding as of March 1, 2026, unless indicated otherwise. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of RSUs or performance stock units (“PSUs”), in each case, within 60 days of March 1, 2026, are deemed to be beneficially owned by the persons holding these options, RSUs or PSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o HubSpot, Inc. 2 Canal Park, Cambridge, MA 02141.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage

5% Stockholders

T. Rowe Price Associates, Inc. (1)	5,313,859	10.2%
The Vanguard Group (2)	5,246,734	10.0%
BlackRock, Inc. (3)	3,328,399	6.4%

Named Executive Officers and Directors

Andrew Anagnost (4)	1,169	*
Michael Berry (5)	—	*
Kate Bueker (6)	51,122	*
Nick Caldwell (7)	2,883	*
Erika Fisher	—	*
Ron Gill (8)	8,365	*
Brian Halligan (9)	466,552	*
Claire Hughes Johnson (10)	2,145	*
Lorrie Norrington (11)	5,636	*
Yamini Rangan (12)	80,051	*
Dharmesh Shah (13)	1,394,159	2.6%
Clara Shih	—	*
Jay Simons (14)	12,519	*
Jill Ward (15)	9,478	*
All current executive officers and directors as a group (14 persons) (16)	2,034,079	3.7%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
This information is as of February 28, 2026 and is based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC on March 6, 2026. T. Rowe Price reports sole voting power with respect to 5,173,059 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 5,313,161 shares of our common stock, and shared dispositive power with respect to 0 shares of our common stock. The address of T. Rowe Price is 1307 Point Street, Baltimore, MD 21231.
(2)
This information is as of March 31, 2025 and is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (“The Vanguard Group”) with the SEC on April 7, 2025. The Vanguard Group reports shared voting power over 38,818 shares, sole dispositive power over 5,117,481

2026 PROXY STATEMENT | HubSpot, Inc. 25

shares, and shared dispositive power over 129,253 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group subsequently reported that due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over our securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
(3)
This information is as of March 31, 2025 and is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 17, 2025. BlackRock reports sole voting power with respect to 3,010,107 shares of our common stock and sole dispositive power with respect to 3,328,399 shares of our common stock. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(4)
Consists of (i) 932 shares of common stock held directly by Mr. Anagnost and (ii) 237 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2026.
(5)
Mr. Berry was appointed to our Board effective as of April 1, 2026.
(6)
Consists of (i) 25,466 shares of common stock held directly by Ms. Bueker and (ii) 24,817 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2026.
(7)
Consists of (i) 1,908 shares of common stock held directly by Mr. Caldwell and (ii) 975 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2026.
(8)
Consists of (i) 3,754 shares of common stock held directly by Mr. Gill and (ii) 4,611 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2026.
(9)
Consists of (i) 465,137 shares of common stock held directly by Mr. Halligan and (ii) 1,415 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2026. Does not include 102,000 shares held by Wolf Investors, LLC (the "LLC"). The manager of the LLC is Paul Karger, and the sole member is the Brian P. Halligan 2026 New Hampshire Trust u/a/d February 19, 2026, of which Mr. Halligan is the settlor. Mr. Halligan disclaims beneficial ownership of these securities in excess of his pecuniary interest therein.
(10)
Consists of (i) 1,496 shares of common stock held directly by Ms. Hughes Johnson and (ii) 649 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2026.
(11)
Consists of (i) 519 shares of common stock held directly by Ms. Norrington and (ii) 4,614 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2026.
(12)
Consists of (i) 23,278 shares of common stock held directly by Ms. Rangan, (ii) 48,603 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2026, and (iii) 5,575 shares held by the KK 2024 GRAT Grantor Retained Annuity Trust, for which Ms. Rangan serves as trustee.
(13)
Consists of (i) 1,280,851 shares of common stock held directly by Mr. Shah, (ii) 51,544 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2026, (iii) 16,000 shares held by the Polaris I Trust, for which Mr. Shah serves as trustee, (iv) 11,000 shares held by the Polaris II Trust, for which Mr. Shah serves as trustee, and (v) 19,764 shares held by the Humani Foundation, a charitable foundation, for which Mr. Shah serves as a donor. Mr. Shah disclaims beneficial ownership of the securities held by the Polaris I Trust, the Polaris II Trust, and the Humani Foundation in excess of his pecuniary interest therein.
(14)
Consists of (i) 7,142 shares of common stock held directly by Mr. Simons and (ii) 5,377 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, within 60 days of March 1, 2026.
(15)
Consists of (i) 5,479 shares of common stock held directly by Ms. Ward and (ii) 3,999 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, within 60 days of March 1, 2026.
(16)
See footnotes 4 through 15 above. Includes (i) 1,816,468 shares of common stock held directly by the directors and executive officers as of the date of this Proxy Statement, and (ii) 147,677 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2025, all required reports were filed on a timely basis under Section 16(a), except that, in each case due to administrative delays in obtaining Edgar filing codes following the SEC’s adoption of Edgar Next (i) on November 7, 2025, Ms. Shih filed a delayed Form 4 to report a grant of RSUs on November 3, 2025 and (ii) on February 4, 2026, Ms. Fisher, who was named an executive officer on December 31, 2025, filed a delayed initial Form 3.

2026 PROXY STATEMENT | HubSpot, Inc. 26

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes how our executive compensation program is designed and operates with respect to our named executive officers. For 2025, our named executive officers were:

Name	Title
Yamini Rangan	Chief Executive Officer (“CEO”), President, and Director
Kate Bueker	Chief Financial Officer (“CFO”) and Treasurer
Erika Fisher	Chief Legal Officer (“CLO”) and Secretary
Dharmesh Shah	Co-founder, Chief Technology Officer, and Director
Brian Halligan (1)	Co-founder, Director, and Former Executive Chairperson of the Board

(1) Mr. Halligan transitioned to a non-employee director of the company, effective May 8, 2025.

Executive Summary

Business Overview

We provide an agentic customer platform that helps marketing, sales, and customer service teams drive business growth. We deliver seamless connections for customer-facing teams with a unified platform that includes three layers: AI-powered agents and engagement hubs, a Smart CRM, and a connected ecosystem supporting the customer platform with a marketplace of integrations, templates, expert partners, a community network, and an academy of educational content. Our AI-powered agents and engagement Hubs that enable companies to attract, engage, and delight customers throughout the customer lifecycle include Marketing, Sales, Service, Data, Content and Commerce. The agentic customer platform is the foundational context layer that combines customer data with AI to power the entire customer platform with unified customer profiles and tools to manage and govern teams and business processes.

We are headquartered in Cambridge, Massachusetts and maintain a number of international offices across the world. As of December 31, 2025, we had 8,882 full-time employees.

2025 Financial and Operating Highlights

Overall, we delivered strong financial and operating performance in 2025, including:

•
Revenue. Our total revenue was $3.13 billion for the full year ended December 31, 2025, up 19% year-over-year on an as-reported basis, and 18% in constant currency.
•
Total Customers. Our total customer count grew to 288,706 at December 31, 2025, up 16% year-over-year.
•
Operating Income. Our GAAP operating income was $7.4 million in 2025, compared to an operating loss of ($67.6) million in 2024. Our non-GAAP operating income was $581.9 million in 2025, compared to $460.2 million in 2024.
•
Operating Income Margin. Our GAAP operating income margin was 0.2% in 2025, compared to (2.6%) in 2024. Our non-GAAP operating income margin was 18.6% in 2025, up over 100 basis points year over year.

2025 Performance Highlights

We delivered hundreds of product enhancements to HubSpot's agentic customer platform throughout 2025. From expanding Breeze Agents across the entire buyer journey to introducing a new growth playbook for the AI era, we shipped critical updates for all go-to-market teams. Major highlights include:

•
Expanded Breeze Agents significantly, including: Customer Agent becoming available to all Pro and Enterprise customers and resolving over 60% of conversations autonomously; an all-new Knowledge Base Agent; enhanced Prospecting Agent and Content Agent; and launch of 15+ additional agents at the Fall 2025 Spotlight including a Data Agent, Closing Agent, and Custom Assistants.
•
Introduced HubSpot Credits: the evolution of our flexible, usage-based model that lets customers pay as they grow.

2026 PROXY STATEMENT | HubSpot, Inc. 27

•
Launched Data Hub (replacing Operations Hub), bringing together structured, unstructured, and external data with AI tools to connect, clean, and action it; as well as Smart CRM updates including Flexible CRM Views, Conversational and Intent Enrichment, and Smart Insights.
•
Introduced Loop Marketing, a new AI-era growth playbook built around four stages — Express, Tailor, Amplify, and Evolve — to help businesses grow with hybrid human-AI teams as traditional funnel-based marketing loses effectiveness.
•
Launched new AI-powered features for Marketing Hub Enterprise including Lookalike Lists, Journey Automation, AI-Powered Email, and an Answer Engine Optimization (AEO) Strategy tool; plus three new AI-powered Workspaces for Sales, Customer Success, and Help Desk teams; and AI-powered CPQ in Commerce Hub with automated quote creation, a Closing Agent, and Flexible Approvals.
•
Deepened connectivity with leading AI platforms: launched the first CRM deep research connector with ChatGPT, the first CRM connector for Anthropic's Claude, and a new connector for Gemini — enabling customers to bring HubSpot CRM into the AI tools they use every day.
•
Acquired Dashworks to add deep search and reasoning to Breeze; acquired XFunnel to bring expert AEO capabilities to the platform; launched a native Canva integration for on-brand content creation without leaving HubSpot; and published IDC research identifying a $30.0 billion partner ecosystem opportunity by 2028, with AI-first solutions driving over $10.0 billion of that growth.

2025 Executive Compensation Program Highlights

Highlights of our 2025 executive compensation program include:

•
Voluntary request by our co-founders, Messrs. Halligan and Shah, to maintain their respective base salaries at $1 and forego annual cash bonuses.
•
No changes to target annual cash bonus opportunities (as a percentage of base salary) for our non-founder named executive officers – our CEO, CFO and CLO – as they remain market-competitive.
•
Continued use of PSU awards to our named executive officers in support of our pay-for-performance philosophy, which are earned and vest only if the pre-established financial performance metric is achieved.
•
Our named executive officers and directors are subject to robust stock ownership guidelines.

Return to Stockholders

We have delivered significant long-term total stockholder return (“TSR”), as evidenced by the chart below, which shows how an initial investment of $100 in HubSpot on December 31, 2019 would have grown to $253 on December 31, 2025. The chart also compares TSR on an investment in our common stock to the same investment in the S&P 500 Index and demonstrates how our common stock has continued to outperform the S&P 500 Index over the last six fiscal years.

2026 PROXY STATEMENT | HubSpot, Inc. 28

Compensation Philosophy

Our Compensation Committee approves the design of our executive compensation program with the goal of attracting, motivating, rewarding, and retaining high-caliber executive officers, while simultaneously promoting the achievement of key company performance measures to align the incentives of our executive officers with our stockholders’ interests in furtherance of our pay-for-performance philosophy. Our market is evolving, highly competitive and fragmented, and we face significant competition from both established and new companies in the software market in which we operate. To execute our business strategy, we must attract and retain highly qualified personnel, including executives. We compete with many other public and private companies for this executive talent, whose skills and experience are in high demand in our increasingly dynamic and intensely competitive industry.

Accordingly, the Compensation Committee generally targets overall compensation for our executive officers to be competitive in our industry and across the country. Variations in this target compensation may occur depending on the experience level of the individual and other market factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies. We intend to provide a competitive total compensation package and believe in sharing our success with our executive officers, as well as our other employees, when our objectives are met.

We endeavor to maintain strong executive compensation policies and practices as summarized below:

	What We Do		What We Don’t Do
√	Maintain an SEC- and NYSE-compliant compensation clawback policy that applies to both cash and equity incentive compensation	×	No perquisites over $10,000
√	Maintain rigorous stock ownership guidelines for our executive officers and non-employee directors	×	No repricing of underwater stock options without prior stockholder approval
√	Use “double-trigger” change in control provisions for equity awards	×	No hedging and general prohibition on pledging of HubSpot common stock by employees, executive officers, or Board members
√	Use an independent compensation consultant that provides no other services to HubSpot	×	No “single trigger” benefits or excise tax gross-ups upon a change in control of the company
√	Have a compensation committee composed entirely of independent directors	×	No pension plans or executive-only retirement benefits
√	Cap annual cash bonus payments and performance-based equity award payouts
√	Use objective, pre-established performance measures for annual cash bonus program and performance-based equity awards
√	Annual stockholder advisory vote on named executive officer compensation
√	Regular reviews of peer -group- based executive compensation market data
√	Structure executive compensation to link pay and performance, with a significant portion variable and at-risk
√	Perform annual compensation risk assessment

2026 PROXY STATEMENT | HubSpot, Inc. 29

Emphasis on Performance-Based Executive Compensation

Our executive compensation program is designed to support our pay-for-performance philosophy, with a significant amount of compensation allocated to variable, at-risk compensation that is tied to key company performance measures to align the incentives of our executive officers with the interests of our stockholders. The following shows the percentage of total target annual compensation allocated to variable, at-risk compensation for the CEO and for the other named executive officers, on average:

Additionally, consistent with the Committee’s “pay-for-performance” philosophy, the vast majority of our CEO’s target pay is at risk and/or performance-based. As a result, we believe that the value that will ultimately be realized by our CEO aligns with the company’s strategic and financial results and stock price performance. We believe that presenting both grant date value and realizable value compensation perspectives provides valuable data points to evaluate the alignment between pay and performance for our CEO.

The chart below compares 2025 compensation paid to Yamini Rangan, our CEO, as reported in the Summary Compensation Table of this proxy statement, to the value of the pay realizable by Ms. Rangan as of fiscal year end 2025.

For the chart below, 2025 realizable compensation represents: (1) total compensation, as determined under applicable SEC rules and reported in the Summary Compensation Table, minus (2) the aggregate grant date fair value of all equity awards (as reflected in the Stock Awards and Option Awards columns), plus (3) the actual intrinsic value of the equity awards granted to Ms. Rangan in 2025 (for RSUs this reflects the number of shares multiplied by our closing stock price on December 31, 2025 and for the revenue PSUs this reflects the number of shares earned in 2025 that vested in January 2026 multiplied by our closing stock price on December 31, 2025).

Compensation Element	Initial Value	Realizable Value	# Shares	Share Price as of Grant Date and Fiscal Year End*	% Earned
Salary	700,000	700,000
Earned Bonus	745,850	745,850			107%
RSU Value	9,337,885	5,295,555	13,196	$707.63 on 3/3/25
PSU Value	9,337,885	5,300,850	13,196	$401.30 on 12/31/25	100%
Total	20,121,620	12,042,255	26,392

* share price as of 3/2/26 $259.84 for reference

2026 PROXY STATEMENT | HubSpot, Inc. 30

Components of Executive Compensation

The compensation of our named executive officers in 2025 consisted of the following elements:

Compensation Element	Objective
Base salary	To attract and retain talented executives.
Annual cash bonus	To motivate and reward our executives for the achievement of key company objectives set by the Compensation Committee at the beginning of the year.
Long-term incentive compensation in the form of time-based and performance-based equity awards

To retain and motivate our executives, reward them for the achievement of key company objectives set by the Compensation Committee at the beginning of the year, and align their long-term interests with those of our stockholders.

Other benefits

General employee medical and dental plans, flexible time off, life and disability insurance and Section 401(k) plan employer matching contributions, all designed to provide employee benefits competitive with those offered by our compensation peer group and other companies with which we compete for talent.

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation elements are designed to be flexible, to complement each other, and to serve the compensation objectives described above. While we have not adopted any formal policies for allocating compensation between fixed and variable elements, we generally target our long-term incentive compensation to be a significant majority of an executive’s target total direct compensation opportunity. Our mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of short-term cash and long-term equity awards.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee of our Board oversees our executive compensation program and annually reviews and approves all executive compensation decisions. The Compensation Committee meets several times near the beginning of each fiscal year to review our executive compensation programs, establish the company performance measures used to set the annual cash bonus and performance-based equity opportunities for the fiscal year and review the target total direct compensation for our executive officers to ensure consistency with our overall compensation philosophy. As part of this executive compensation review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when determining each individual compensation element and target total direct compensation levels.

Role of our CEO and Other Executive Officers

Our CEO and CFO assist the Compensation Committee in identifying the key performance and incentive measures that may be used in setting annual cash bonus opportunities and PSU metrics. Our CEO and Chief People Officer also provide input on key contributors and performers within the company so as to ensure their compensation accurately reflects their responsibilities, performance, experience levels, and expected future contributions. Further, our CEO makes recommendations directly to the Compensation Committee regarding the compensation for our executive officers (except with respect to her own compensation). No executive officer participated in the final deliberations or determinations regarding his or her own compensation package, except that each of Messrs. Halligan and Shah, for 2025, requested that their respective base salaries be maintained at $1 and forwent any cash bonus awards.

In addition, the Compensation Committee has delegated to our CEO and CFO limited authority with respect to employees below the EVP level who are not Section 16 officers to grant RSUs under our 2024 Plan in connection with their hire, promotion, or exceptional performance. The delegation includes individual award limits, as well as a limit on the total amount of RSUs that may be granted during the specified period and requires that a report be provided to the Committee at least quarterly on the grant activity pursuant to the delegated authority.

2026 PROXY STATEMENT | HubSpot, Inc. 31

Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2025, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant and to review and advise on the principal aspects of our executive compensation program. The executive compensation program services of Compensia included providing input regarding the selection of compensation peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data to assess the competitive market for executive talent, and reviewing and advising on the target total direct compensation opportunities for our executive officers, including base salaries, annual cash bonus compensation levels and structure, and long-term incentive compensation levels and structure. In addition, Compensia also reviewed compensation for the non-employee members of the Board of Directors and provided market practices for equity compensation design.

In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the Compensation Committee has assessed each of the six independence factors established by the SEC and adopted by the NYSE and has determined that the engagement of and work performed by Compensia does not raise any conflicts of interest. In addition, the Compensation Committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to the company. Compensia does not make specific compensation-related recommendations, although it does use the competitive market data described below to provide ranges for base salary, target annual cash bonus opportunities, and long-term incentive compensation awards within the company’s compensation peer group and relevant compensation survey data for the Compensation Committee to consider. Compensia also advises the Committee on the structure and mix of our short-and long-term incentive plans. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the Committee chair and certain executive officers, as requested by the Compensation Committee.

Use of Competitive Market Data and Compensation Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends and compensation structures. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia and published compensation survey data in cases where there is insufficient data for specific executive positions within the peer group companies. The compensation peer group is comprised of companies that are generally considered similar to us at the time of selection based on industry, business focus, various financial criteria, including revenue, revenue growth rate, and market capitalization and secondary factors including review of identified labor competitors, the peer groups used by prominent proxy advisory firms, and companies that list HubSpot as a peer. Peer revenue range is generally 0.5x to 2.5x to ours and market capitalization range is generally 0.3x to 3.0x to ours. These ranges align with parameters used by Institutional Shareholder Services (“ISS”).

In selecting the compensation peer group, the Compensation Committee considered the ISS-proposed peer group as a reference point, but determined that ISS's methodology, which is primarily index- and revenue-based, does not alone fully capture HubSpot's relevant competitive market for executive talent. Accordingly, the Committee also focused on software and technology companies with comparable subscription business models, growth profiles, and scale. The Compensation Committee reviews the peer group annually and may replace some or all member companies as changes in market position and company size, including HubSpot's own, suggest more representative alternatives.

For its review and analysis of the compensation of our named executive officers for 2025, the Compensation Committee approved the following 17 companies as our compensation peer group to ensure that the Compensation Committee had sufficiently robust and defensible market perspective to consider in compensation decision-making:

Ansys, Inc. (1)	Elastic N.V.	Snowflake Inc.
Atlassian Corporation Plc	Fair Isaac Corporation	The Trade Desk, Inc.
Cloudflare, Inc.	Fortinet, Inc.	Twilio Inc.
CrowdStrike Holdings, Inc.	MongoDB, Inc.	Veeva Systems Inc.
Datadog, Inc.	Okta, Inc.	Zscaler, Inc.
DocuSign, Inc.	Paycom Software, Inc.

(1) Ansys, Inc. was acquired in July 2025 and will no longer be considered a peer for the fiscal year ended December 31, 2026.

2026 PROXY STATEMENT | HubSpot, Inc. 32

Because publicly-available compensation data is generally limited to that of a company’s CEO, CFO, and up to three most highly-compensated other executive officers, the Compensation Committee also utilized compensation data based on a custom cut of the Radford Global Technology Survey (which includes additional similarly sized companies in order to provide sufficient market data for all of the executive positions) in reviewing, analyzing, and determining the compensation for the named executive officers.

The Compensation Committee selected the companies in our compensation peer group and utilized the data drawn from the Radford Global Technology Survey because it believed that these companies compete with us for executive talent and were also similar to us in terms of industry, revenue, revenue growth rate, and market capitalization and had comparable executive positions (based on role and responsibilities).

While competition for executive talent can arise from a myriad of companies, we believe that the companies in our peer group are generally similarly situated in attracting and retaining executives and, hence, are an appropriate comparison for our employment market. The Compensation Committee uses competitive market data as one factor when making compensation decisions, understanding that such data cannot be applied formulaically, and has historically taken into account other data, including input from the members of the Compensation Committee based on their experience in compensation matters.

Consideration of Say-On-Pay Advisory Vote

At our 2025 Annual Meeting of stockholders, approximately 89% of the votes cast on the non-binding, advisory say-on-pay proposal were voted to approve the 2024 compensation of our named executive officers. The Compensation Committee believes that the vote outcome indicates that stockholders generally support the structure of our executive compensation program. In light of the results of the advisory say-on-pay vote on the 2024 compensation of our named executive officers, the Compensation Committee structured executive compensation for 2025 in a manner that was generally consistent with our 2024 executive compensation program, including the continuation of PSU awards, which were introduced in 2024, as discussed below. Stockholders will continue to have an opportunity annually to cast a non-binding, advisory say-on-pay vote on the compensation of our named executive officers.

Our Board and executive team actively seek and highly value the views and insights of our stockholders. See “Stakeholder Engagement/Stockholder Engagement” for information on our 2025 stockholder engagement process. We have a demonstrated history of making changes in response to stockholder feedback. For example, in 2023, based in part on feedback from discussions with investors in 2022 and 2023 and our commitment to long-term impact and performance, we introduced PSUs that are earned and vest only if certain pre-established financial performance metrics intended to drive the growth of our business and long-term shareholder value are achieved. These PSU awards are discussed in more detail below.

Elements of Compensation

Base Salaries

Base salaries for our named executive officers were established initially at the time the individual was hired, taking into account competitive market data provided by the Compensation Committee’s compensation consultant, if applicable, and internal pay parity considerations, as well as the individual’s qualifications and experience. The base salaries of our named executive officers are reviewed by our CEO and are approved annually by the Compensation Committee. Adjustments to base salaries are also based on:

•
Each named executive officer’s position, the scope and complexity of such position, and individual performance.
•
The relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role.
•
Internal parity among our executive officers.

The Compensation Committee does not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

In January 2025, after reviewing the base salaries of our named executive officers compared to similarly situated executives at the companies in our compensation peer group and the relevant compensation survey data, assessing both

2026 PROXY STATEMENT | HubSpot, Inc. 33

company and individual performance in 2024, as well as reviewing internal parity among our named executive officers, the Compensation Committee made a market-based adjustment to Ms. Bueker’s base salary for 2025 to align with salaries for similarly situated CFOs in the company’s peer group and in market survey data. The Compensation Committee maintained the salary for Ms. Rangan at her 2024 level. As they did in 2024, Messrs. Halligan and Shah each requested that their respective base salaries be maintained at $1 for 2025. The base salary for Ms. Fisher reflects her start date of February 3, 2025.

The following table sets forth the base salaries for our named executive officers for fiscal 2024 and 2025:

Named Executive Officer	2024 Base Salary (1)	2025 Base Salary (1)	% Change
Yamini Rangan	$700,000	700,000	No change
Kate Bueker	$520,000	540,000	3.8%
Erika Fisher (2)	N/A	500,000	N/A
Dharmesh Shah	$1	1	No change
Brian Halligan (3)	$1	1	No change

(1) Salary change was effective as of February 1, 2025.

(2) Ms. Fisher joined the company on February 3, 2025.

(3) Mr. Halligan transitioned to a non-employee director of the company, effective May 8, 2025.

Annual Cash Bonuses

We provide annual performance-based cash bonus opportunities linked to the achievement of pre-established corporate performance goals under our Management Cash Incentive Bonus Plan (the “Bonus Plan”) to our named executive officers. The Compensation Committee believes that the annual performance measures used in the Bonus Plan contribute to driving long-term stockholder value, play an important role in influencing executive performance, and are an important element of our executive compensation program to help attract, motivate, reward, and retain our executive officers and other employees.

Under the Bonus Plan, each year (generally during January) the Compensation Committee approves company-wide performance objectives, which serve as the basis for determining the eligibility for, and amount of, bonuses to be paid under the Bonus Plan. Typically, performance under the Bonus Plan is measured as of June 30th and December 31st each year. After the end of each six-month period, the Compensation Committee reviews our actual achievement against the target levels for the pre-established performance measures and determines the bonuses, if any, to be paid under the Bonus Plan. The Compensation Committee may increase or decrease awards under the Bonus Plan in its discretion based on factors the Compensation Committee deems appropriate. Bonus payments are made semi-annually shortly after bonus payments are approved by the Compensation Committee.

2025 Target Annual Cash Bonus Opportunities. To establish our named executive officers’ individual target annual cash bonus opportunities (expressed as a percentage of base salary), the Compensation Committee considers competitive market data prepared by its compensation consultant, and the level, position, objectives, and scope of responsibility of each executive officer, as well as considerations of internal parity among similarly situated executives.

In January 2025, based on its review of our executive compensation program, competitive market data, and the other factors described above, the Compensation Committee approved the following target annual cash bonus opportunities for our named executive officers. The Compensation Committee maintained Mses. Bueker and Rangan’s bonus opportunity targets for 2025 to align with peer group and market survey data. As in 2024, Messrs. Halligan and Shah elected to forego any annual cash bonus opportunities under the Bonus Plan for 2025. Ms. Fisher’s target bonus opportunity was determined in connection with her hiring in February 2025. The following table sets forth the target annual cash bonus opportunities for our named executive officers under our Bonus Plan for 2025:

Named Executive Officer	2024 Target Bonus Opportunity (as % of annual base salary) (1)	2025 Target Bonus Opportunity (as % of annual base salary) (1)	% Change
Yamini Rangan	100%	100%	No change
Kate Bueker	75%	75%	No change
Erika Fisher (2)	N/A	60%	N/A
Dharmesh Shah	0%	0%	No change
Brian Halligan (3)	0%	0%	No change
(1)
Target annual cash bonus opportunities were effective as of January 1, 2025.
(2)
Ms. Fisher joined the company on February 3, 2025.
(3)
Mr. Halligan transitioned to a non-employee director of the company, effective May 8, 2025.

2026 PROXY STATEMENT | HubSpot, Inc. 34

2025 Annual Cash Bonus Performance Measures. For 2025, the Compensation Committee selected the following two performance metrics: (1) annual recurring revenue (“ARR”) install base and (2) non-GAAP operating income (loss) as the measures for the Bonus Plan. Performance was measured on a cumulative basis biannually as of June 30, 2025 and December 31, 2025. The performance metrics were weighted as follows: 70% for ARR and 30% for non-GAAP operating income (loss). Based on this weighting, the maximum payout was 177.5% of a named executive officer’s target annual cash bonus opportunity.

For purposes of the Bonus Plan:

•
We define “ARR” as the annual value of our customer subscription contracts as of the specified point in time, excluding any commissions owed to our partners (with the exception of one-time untiering events). For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional, and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g., reporting or ads). For multi-product customers, their ARR is distributed across based on the value of each SKU/Hub for which they pay. In 2024, we began including the annual value of Clearbit customer contracts in ARR. ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR excludes any impact for bad debt and also differs from revenue due to timing of revenue recognition.
•
We define “non-GAAP operating income (loss)” as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, and restructuring charges. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are attached to this proxy as Appendix A.

2025 Annual Cash Bonus Performance Targets, Achievement, and Payout. The Compensation Committee believes the target levels for the Bonus Plan performance measures should be rigorous and challenging. The Compensation Committee establishes target levels it believes are necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our named executive officers to achieve a targeted level of growth and profitability. For example, for 2025, the Compensation Committee set the ARR install base and non‑GAAP operating income targets at levels that required meaningful improvement over 2024 performance and were calibrated to our Board‑approved operating plan, such that target bonus payouts would be earned only if we achieved or exceeded those internal expectations. In addition, when determining bonus outcomes, the Committee exercised negative discretion to exclude approximately $30 million of foreign‑exchange tailwinds from non‑GAAP operating income for the second half of 2025 to avoid windfall payouts unrelated to underlying operating performance.

For ARR, the Compensation Committee established payout levels for 50% (threshold payout), 75%, 100% (target payout), 105%, 150%, 175%, and 200% (maximum payout) achievement, with a sliding scale applied between each payout level.

For non-GAAP operating income (loss), the Compensation Committee established payout levels for 50% (threshold payout), 75%, 100% (target payout), 105%, and 125% (maximum payout) achievement, with a sliding scale applied between each payout level.

Due to the weighting of each performance measure (70% for ARR and 30% for non-GAAP operating income (loss)), the maximum payout was 177.5% of a named executive officer’s target annual cash bonus opportunity:

(70% ARR * 200% Maximum) PLUS (30% non-GAAP operating income (loss) * 125% Maximum)

EQUALS 177.5% of Target Annual Cash Bonus Opportunity

2026 PROXY STATEMENT | HubSpot, Inc. 35

The table below shows our 2025 ARR and non-GAAP operating income target levels compared to our actual results and related achievement:

	Weight	Original Target	Actual	Score	Payout (Score x Weight)
2025 – First Half (as of June 30, 2025)
ARR Install Base	70%	$3.182 billion	$3.201 billion	110%	77%
Non-GAAP Operating Income	30%	$220.6 million	$229.4 million	108%	32%
					109%

2025 – Second Half (as of December 31, 2025)
ARR Install Base	70%	$3.490 billion	$3.517 billion	104%	73%
Non-GAAP Operating Income	30%	$543.2 million	$552.1 million	104%	31%
					104%

For the six-month period ended June 30, 2025, we recorded ARR install base of $3.20 billion, which was above the targeted ARR performance level of $3.18 billion. As a result, the payout associated with ARR was 110% of target. Our non-GAAP operating income of $229.4 million for the six-month period ended June 30, 2025 was above the target level of $220.6 million. As a result, the payout associated with non-GAAP operating income for that period was 108% of target. Based on the weighting of the performance measures, the payout for the first half of 2025 was equal to 109.4% of the target annual cash bonus opportunity for that six-month period.

For the six-month period ended December 31, 2025, we recorded ARR install base of $3.517 billion, which was above the targeted ARR performance level of $3.49 billion. As a result, the payout associated with ARR for that period was 104% of target. Our non-GAAP operating income of $552.1 million for the six-month period ended December 31, 2025 exceeded the target level of $543.2 million. In calculating second-half 2025 non-GAAP operating income for purposes of the management bonus plan, approximately $30 million of foreign currency exchange rate tailwinds were excluded from operating profit in order to align payouts with underlying constant-currency performance. As a result, the payout associated with non-GAAP operating income for that period was 104% of target. Based on the weighting of the performance measures, the payout for the second half of 2025 was equal to 103.7% of the target cash bonus opportunity for that six-month period.

The following table presents supplemental ending ARR information on a consistent basis across periods to improve comparability. As our ARR definition and reporting have evolved, prior period amounts used for our performance targets are not directly comparable to current period ARR. The supplemental disclosures below are intended to provide additional transparency into ARR performance over time. On this basis, net new ARR (“NNARR”) grew 23% in 2025, or 24% including Clearbit.

	2023 (as of December 31, 2023)	2024 (as of December 31, 2024)	2025 (as of December 31, 2025)
ARR Install Base excluding Clearbit and one-time Partner untiering events	$2.429 billion	$2.900 billion	$3.481 billion

The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described below, the purpose of these objectives was to establish a method for determining the payment of annual cash bonuses.

Accordingly, the annual cash bonuses paid to our named executive officers for 2025 under the Bonus Plan are set forth in the table below.

Named Executive Officer	First Half 2025 Bonus Payment ($)	Second Half 2025 Bonus Payment ($)	2025 Total Bonus Payment ($)	Total Bonus Payment as a % of Target Bonus Opportunity (1)
Yamini Rangan	382,900	362,950	745,850	107%
Kate Bueker	220,130	209,993	430,123	107%
Erika Fisher	134,181	155,550	289,731	105%
Dharmesh Shah (2)	—	—	—	—
Brian Halligan (2)	—	—	—	—

2026 PROXY STATEMENT | HubSpot, Inc. 36

(1) The amounts in this column represent the 2025 total bonus payment as a percentage of the named executive officer’s 2025 target bonus opportunity. Ms. Bueker received an increase in her base salary that was effective as of February 1, 2025, and her 2025 total bonus payments were calculated on a pro rata basis using her effective base salary during the relevant periods.

(2) In 2025, Messrs. Halligan and Shah forwent any cash bonus payments under the Bonus Plan.

Long-Term Incentive Compensation

The Compensation Committee grants long-term incentive compensation in the form of equity awards to our executive officers, including our named executive officers, on an annual basis, generally in the first quarter of the year. In determining the size of equity awards for our named executive officers, the Compensation Committee reviews competitive market data provided by its compensation consultant and grants awards intended to be competitive with the prevailing market practice. In addition to the competitive market data, the Compensation Committee also considers a number of other factors, including the recommendations of our CEO (except with respect to her own equity awards), the company’s overall performance, the individual executive officer’s performance, the relative ease or difficulty of replacing the executive officer with a well-qualified person and the number of well-qualified candidates available to assume the executive officer’s role, the amount of equity previously awarded to the executive officer, including the portion of previously awarded equity that remains unvested, and the company’s annual equity burn rate. The Compensation Committee also considers the appropriateness of various equity vehicles, as well as overall program costs (which includes both stockholder dilution and compensation expense), when evaluating the long-term compensation mix. All equity awards granted to the named executive officers are approved by the Compensation Committee.

Restricted Stock Unit Awards. We grant RSU awards to our executive officers and other employees. RSU awards align the long-term interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSU awards are subject to time-based vesting. RSU awards help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period, and because their value is tied to the performance of our stock price, we believe that they help incentivize our executive officers to build value that can be sustained over time.

Performance Stock Unit Awards. We also grant PSU awards to our executive officers and other senior executives. PSU awards strongly align the interests of our executives with those of our stockholders and incentivize the achievement of pre-established financial performance metrics intended to drive the growth of our business and long-term stockholder value. PSU awards help us retain and incentivize executives and align with our pay-for-performance strategy, as they are earned and vest only if we achieve specified performance metrics intended to drive the growth of our business. We believe that they help incentivize our executives to build value that can be sustained over time. One-third of the earned PSUs vest upon the Compensation Committee’s certification of the performance goal following the completion of the applicable annual performance period, and the remaining 2/3 of earned PSUs vest quarterly over the remaining two years, subject to the executive’s continued employment through such vesting date.

Approved Equity Award Value and Calculation of Shares. The Compensation Committee typically approves an overall intended target equity award value for each executive officer after considering the factors described above. Once the equity award value has been determined, the number of RSUs to be granted and the target number of PSUs are each calculated using the average per share closing price of our common stock on the NYSE over the 30 trading days up to and including the date of grant. In the case of PSUs, the final payout is based on the Compensation Committee’s certification of the achievement of the performance goal, as described below. As a result, the intended target value of equity awards approved by the Compensation Committee may differ from the grant date fair values of the RSU and PSU awards as computed in accordance with ASC Topic 718, as shown in the 2025 Summary Compensation Table.

2025 Equity Awards. In February 2025, after considering the factors described above, the Compensation Committee approved annual equity award values for Mses. Bueker and Rangan and Messrs. Halligan and Shah. These annual equity awards consisted of 50% PSU awards and 50% RSU awards, based on the value of the awards calculated as described above. The RSUs vest quarterly over four years, subject to continued employment through the vesting date. The PSUs are described further below.

The 2025 PSU awards were earned based on the achievement of a constant currency revenue (“Revenue CC”) growth metric over the one-year performance period from January 1, 2025 through December 31, 2025. This performance period aligns with the market, provides flexibility to shift corporate performance metrics in real time each year as the company strategy evolves, and allows for more durability in forecasting versus multi-year plans while still ensuring a rigorous performance bar given the levels of revenue growth needed all along the performance scale. Revenue CC growth measures, year-over-year, the percentage increase in Revenue CC, which is defined as revenue as reported in

2026 PROXY STATEMENT | HubSpot, Inc. 37

accordance with GAAP for the applicable year, adjusted for the impact of foreign exchange rates. The 2025 Revenue CC metric was established based on rigorous internal operating targets reflecting meaningful year-over-year improvement, industry data, and peer group data. For achievement below threshold, no shares would have been earned. For achievement at the threshold (16.9% Revenue CC growth), target (18.1% Revenue CC growth), and maximum (20.0% Revenue CC growth or higher) levels, each executive officer could have earned 50%, 100%, or 200% of his or her target award, respectively. For performance achievement between threshold, target, and maximum amounts, the number of shares earned is interpolated, and no more than 200% of the target award could be earned.

In February 2026, the Compensation Committee certified that the level of achievement of Revenue CC growth for the 2025 PSUs was 18.2%, resulting in 100.1% of the target number of the PSUs being earned.

Ms. Fisher was not eligible to receive PSUs in 2025, receiving instead (i) a new hire equity grant of RSUs valued at $10,000,000 vesting over three years, with one-sixth vested on August 3, 2025 and the remaining vesting quarterly thereafter and (ii) a one-time equity grant of RSUs valued at $2,000,000 vesting over three years, with a quarter vested on August 3, 2025 and the remaining vesting quarterly thereafter. Ms. Fisher’s one-time awards were approved by the Compensation Committee based on its review of our executive compensation program, competitive market data, and the level, position, objectives, and scope of responsibility of the CLO role. The table below shows the intended equity award value approved for our named executive officers and the resulting number of RSUs and the target number of PSUs. We note, however, that the reported values in our 2025 Summary Compensation Table may differ from the values reflected below due to fluctuations in our stock price prior to the actual grant date.

Named Executive Officer	Approved Value ($)(1)	Restricted Stock Units (#)	Performance Stock Units (#) (2)
Yamini Rangan	20,000,000	13,196	13,196
Kate Bueker	9,000,000	5,938	5,938
Erika Fisher (3)	12,000,000	15,835	—
Dharmesh Shah	5,000,000	3,299	3,299
Brian Halligan	3,500,000	2,309	2,309

(1) Represents the award values approved by the Compensation Committee. The grant date fair value of the PSU and RSU awards, as computed in accordance with ASC Topic 718, is reported in the 2025 Summary Compensation Table.

(2) Represents the target number of shares underlying the PSU awards granted in 2025. The actual number of earned PSUs determined following the Compensation Committee’s certification of the level of achievement of the performance goal for the PSUs was as follows: Ms. Rangan: 13,209; Ms. Bueker: 5,943; Mr. Halligan: 2,311; and Mr. Shah, 3,302.

(3) Reflects Ms. Fisher’s new hire equity grant and one-time equity grant described above. Ms. Fisher will be eligible for PSUs in 2026.

Other Benefits

Health and Welfare Benefits

Our named executive officers are eligible for the same employee benefits available to our employees generally, including group health, dental, life, and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry and region. We also maintain a tax-qualified Section 401(k) retirement savings plan for eligible employees in the United States. Under our Section 401(k) plan, employees may elect to defer up to 96% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). We currently provide a company matching contribution of 100% of the employee’s contributions (up to $5,000 per year) under the Section 401(k) plan. Employees are immediately vested in their contributions to the Section 401(k) plan and 100% immediately vested in the employer matching contributions. We intend for the Section 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the Section 401(k) plan.

Perquisites and Personal Benefits

As noted above, our named executive officers are eligible to participate in the same benefits as those offered to all full-time employees. We do not have any programs for providing executive perquisites or other personal benefits to our named executive officers. In 2025, no named executive officer received perquisites or other personal benefits in the amount of $10,000 or more.

2026 PROXY STATEMENT | HubSpot, Inc. 38

Severance and Change in Control Payments and Benefits

After reviewing market practices among companies of similar size and complexity, the Committee adopted a formal executive severance program in 2025, including both standard involuntary termination protections and change-in-control provisions. The program is intended to align with peer practice, support recruitment and retention of senior leaders, and provide continuity during periods of transition.

Our named executive officers, except Messrs. Halligan and Shah, are eligible to receive severance payments and benefits in the event of a qualifying termination of their employment with the company, pursuant to the company's Executive Severance Plan (the “Executive Severance Plan”) adopted on April 10, 2025, and as further described below under “Potential Payments Upon Termination or Change in Control.” All of the current outstanding equity awards for all employees, including our named executive officers, under our 2024 Plan and the 2014 Stock Option and Incentive Plan, as amended, (the “2014 Plan”) include a “double-trigger” vesting acceleration provision in the event of a change in control of the company and a subsequent termination of employment, as well as a vesting acceleration provision in the event of the grantee’s death, as further described below under “Potential Payments Upon Termination or Change in Control.”

By establishing a policy-based framework, the Committee introduced consistent, standardized terms, reduced reliance on case-by-case arrangements, and reinforced disciplined governance aligned with the company’s scale and stage.

Other Compensation Practices and Policies

Stock Ownership Guidelines

We have adopted a Stock Ownership Policy that is applicable to our non-employee directors and those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Stock Ownership Policy requires that the CEO own equity in the company equal to at least six times her annual base salary. In January 2024, we amended our Stock Ownership Policy to require that non-employee directors hold equity in the company with a value equal to at least five times the director’s annual Board cash retainer, and that all other covered executives own equity in the company equal to at least two times his or her annual base salary. Shares of common stock underlying unexercised options and unvested equity awards are not included for purposes of evaluating the equity ownership requirement. The Stock Ownership Policy includes a phase-in period, which provides that an individual subject to this policy is required to be in compliance with the minimum equity ownership requirement by the first December 31st that occurs following the five-year anniversary date on which the non-employee director or covered executive first became subject to the Stock Ownership Policy. The Stock Ownership Policy also includes share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in period or who cease to hold the minimum equity ownership at any time following such date. As of the date of this Proxy Statement, all officers and directors subject to the Stock Ownership Policy have met their ownership requirements or are still subject to their phase-in period.

Insider Trading Policies and Procedures

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that apply to all personnel of HubSpot and its subsidiaries, including directors, officers, employees, consultants, contractors and other related individuals of HubSpot. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our 2025 Form 10-K filed with the SEC. In addition, it is our policy to comply with applicable insider trading laws, rules, and regulations, and any exchange listing standards that apply to the company itself when engaging in transactions in HubSpot’s securities.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all Board members, executive officers, and employees from engaging in, among other things, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Our policy prohibits all Board members, executive officers, and employees from buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our policy also generally prohibits all Board members, executive officers, and employees from pledging our securities as collateral for a loan, other than as may be allowed in certain exceptional and limited circumstances with the permission of the Audit Committee. To date, no such requests have been made or approved.

2026 PROXY STATEMENT | HubSpot, Inc. 39

Policy for Recoupment of Incentive Compensation

We have adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”) that complies with the applicable SEC rules and NYSE listing standards. The Clawback Policy provides that if we are required to prepare a restatement of our previously-issued financial statements due to our material non-compliance with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then we will, subject to certain limited exceptions described in the Clawback Policy and permitted under final NYSE listing rules, recover from any current or former executive officer any Excess Compensation. For purposes of the Clawback Policy, Excess Compensation is any compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and that was received by the officer after the effective date of the Clawback Policy and during the three fiscal years immediately preceding the date that we are required to restate our financial statements that were in excess of the amount the executive officer would have received if the compensation had been calculated based on the financial results reported in the restated financial statements.

Policies and Practices Related to the Grant of Certain Equity Awards

It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

We generally make awards on pre-determined dates. Typically, annual equity awards to eligible employees, including executives, are granted on the first trading day of the month following approval unless otherwise predetermined. Executive awards are generally approved at the Compensation Committee’s regularly scheduled meeting in January or February, while awards for other eligible employees are typically approved in April. Annual awards to members of our Board are made on the date of our annual meeting of stockholders, and awards to new hires or in connection with a promotion are generally made on the first trading day of the month following the later of approval of the award or the employee’s date of hire or promotion, as applicable. We did not grant any stock options, stock appreciation rights or similar option-like instruments in 2025.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related Person Transactions—Limitation of Liability and Indemnification of Officers and Directors.”

Tax and Accounting Considerations

Tax Deductibility

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain executive officers and certain other individuals. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based compensation awards to employees and directors. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock awards, RSU awards, and PSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers or directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an employee or director is required to render service in exchange for the option or other award. The Compensation Committee considers the impact of ASC Topic 718 when making stock-based compensation awards.

2026 PROXY STATEMENT | HubSpot, Inc. 40

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee was comprised of Mses. Hughes Johnson and Shih and Messrs. Anagnost and Simons. On December 1, 2025, Ms. Hughes Johnson stepped down from the Committee and Ms. Shih joined. None of the members of the Compensation Committee is an officer or employee or former officer of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Risk Assessment

As part of its review of the compensation to be paid to our executive officers, as well as the compensation programs generally available to our employees, the Compensation Committee, with the help of its independent compensation consultant, Compensia, considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy, and objectives.

As is the case with our employees generally, our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our Bonus Plan are tied to overall corporate performance, and the bonus payout for executive officers is based on our top- and bottom-line performance during the fiscal year compared to pre-established target levels for two measures: ARR and non-GAAP operating income. PSU awards are earned based on achievement of pre-established Revenue CC growth targets. These financial measures counterbalance each other, decreasing the likelihood that our executive officers will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive officer to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our executive officers is long-term incentive compensation in the form of equity awards that help further align their long-term interests with those of our stockholders. These risk-mitigating factors are also present in our company-wide compensation program along with our Stock Ownership, Insider Trading, Anti-Hedging and Anti-Pledging, and Clawback policies described above.

In short, we believe that our executive compensation program does not encourage excessive or unnecessary risk-taking. Furthermore, we do not believe that the risks that may arise from our compensation programs are reasonably likely to have a material adverse effect on us.

2026 PROXY STATEMENT | HubSpot, Inc. 41

2025 SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (1)	($) (2)	($)(3)		($)
Yamini Rangan	2025	700,000	—	18,675,770	—	745,850	5,000		20,126,620
	2024	641,667	—	23,716,796	—	494,083	5,000		24,857,546
Chief Executive Officer	2023	1	—	22,604,287	3,277,416	—	—		25,881,704
Kate Bueker	2025	538,333	—	8,403,814	—	430,122	5,000		9,377,269
	2024	518,333	—	9,382,775	—	299,338	5,000		10,205,446
Chief Financial Officer	2023	497,500	—	7,377,935	1,069,613	217,106	2,500		9,164,654
Erika Fisher	2025	458,333	—	11,205,321	—	289,731	6,196		11,959,581
	2024	—	—	—	—	—	—		—
Chief Legal Officer	2023	—	—	—	—	—	—		—
Dharmesh Shah (4)	2025	1	—	4,668,942	—	—	—		4,668,943
	2024	1	—	5,212,371	—	—	—		5,212,372
Chief Technology Officer	2023	1	—	4,149,681	601,591	—	—		4,751,273
Brian Halligan (4)	2025	—	—	3,267,836	—	—	29,167	(5)	3,297,003
	2024	1	—	3,648,153	—	—	—		3,648,154
Director; Former Executive Chairperson	2023	1	—	4,841,614	701,821	—	—		5,543,436

(1)
The amounts reported represent the aggregate grant-date fair value of RSUs and PSUs that are settled in shares of our common stock and options to purchase shares of our common stock calculated in accordance with ASC Topic 718. The value of the PSU awards is based upon the probable outcome of the performance conditions, which is assumed to be the target level of achievement. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2025 Form 10-K. The value of the PSU awards granted in 2025 assuming the maximum level of performance achievement would be $14,006,828, $6,302,860, $2,450,877, and $3,501,707 for Ms. Rangan, Ms. Bueker, Mr. Halligan, and Mr. Shah.
(2)
The amounts reported reflect performance-based cash bonus payments awarded based on the achievement of certain corporate performance goals under the Bonus Plan.
(3)
The amounts reported for 2025 include: for Mses. Bueker, Fisher, and Rangan, section 401(k) matching contributions, and for Ms. Fisher, tax reimbursement in the amount of $1,196 on tax imputed income for remote work allowance.
(4)
During 2025, Messrs. Halligan and Shah voluntarily elected to receive a base salary of $1 and to forgo any cash bonus payments under the Bonus Plan.
(5)
Reflects the pro-rated amount of the annual non-employee director cash retainer of $50,000 paid to Mr. Halligan in 2025 for his service as a non-employee director from June 1, 2025 through September 30, 2025.

2026 PROXY STATEMENT | HubSpot, Inc. 42

2025 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive			Estimated Future Payouts Under Equity Incentive			All other Stock Awards: Number of Shares of		Grant Date Fair Value of Stock
			Plan Awards (2)			Plan Awards (3)			Stock or		Awards
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units
Name	Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#) (4)		($) (5)
Yamini Rangan			350,000	700,000	1,190,000
	3/3/2025	2/3/2025				6,598	13,196	19,794			9,337,885
	3/3/2025	2/3/2025							13,196		9,337,885
Kate Bueker			202,500	405,000	688,500
	3/3/2025	1/27/2025				2,969	5,938	8,907			4,201,907
	3/3/2025	1/27/2025							5,938		4,201,907
Erika Fisher	3/3/2025	1/27/2025	137,500	275,000	412,500
	3/3/2025	1/27/2025							13,196	(6)	9,337,885
	3/3/2025	1/27/2025							2,639	(7)	1,867,436
Dharmesh Shah (8)	3/3/2025	1/27/2025				1,649	3,299	4,949			2,334,471
	3/3/2025	1/27/2025							3,299		2,334,471
Brian Halligan (8)	3/3/2025	1/27/2025				1,154	2,309	3,464			1,633,918
	3/3/2025	1/27/2025							2,309		1,633,918

(1) The “Approval Date” refers to the date on which the Compensation Committee approved the grants reported in the table.

(2) The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the threshold payment level of short-term incentive compensation for each of the named executive officers under our Bonus Plan. The amounts reported in the "Maximum" sub-column reflect that for 2025, the program provided the potential to earn a maximum of 200% of the target short-term incentive bonus opportunity. The specific components of the Bonus Plan are described in the "Annual Cash Bonuses" section of the Compensation Discussion and Analysis in this Proxy Statement. Non-equity incentive plan awards actually paid by the company for services rendered in 2025 are reported in the "Non-Equity Incentive Plan Compensation" column of the "2025 Summary Compensation Table" above.

(3) Represents the threshold, target, and maximum number of PSUs granted under our 2024 Plan. These PSU awards were earned at 100.1% of the target level of performance based upon achievement of Revenue CC growth over the one-year performance period ended December 31, 2025 and vest over three years, with ⅓ of the earned PSUs vesting upon certification of the performance conditions (which occurred in February 2026), and the remaining ⅔ of the earned PSUs vesting quarterly over the remaining two years, subject to the named executive officer’s continued employment through such vesting date. The performance conditions and other terms of the PSUs are described in the “Performance Stock Unit Awards” section of the Compensation Discussion and Analysis in this Proxy Statement.

(4) Consists of RSUs granted under our 2024 Plan. Except as described below, each RSU award vests over four years from March 1, 2025 in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.

(5) The amounts reported represent the aggregate grant-date fair value of the RSU and PSU awards calculated in accordance with ASC Topic 718. The value of the PSU awards is based upon the probable outcome of the performance conditions, which is assumed to be the target level of achievement. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2025 Form 10-K.

(6) Ms. Fisher’s new hire RSU award vests over three years, with 16.67% vested on August 3, 2025 and the remaining vesting in equal quarterly installments thereafter.

(7) Ms. Fisher’s one-time RSU award vests over three years, with 25% vested on August 3, 2025 and the remaining vesting in equal quarterly installments thereafter.

(8) For fiscal year 2025, Messrs. Halligan and Shah forwent any cash bonus payments under the Bonus Plan.

2026 PROXY STATEMENT | HubSpot, Inc. 43

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Grant Date	Vesting Start Date (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Yamini Rangan	1/8/2020	1/1/2020	9,972	—	173.00		1/8/2030	—		—
	2/1/2021	1/1/2021	5,028	—	381.74		2/1/2031	—		—
	10/1/2021	9/1/2021	2,924	—	684		10/1/2031	—		—
	2/1/2022	1/1/2022	12,992	867	490.47		2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—	—	—	1,120		449,456
	3/1/2023	1/1/2023	10,678	4,854	383.13		3/1/2033	—		—
	3/1/2023	1/1/2023	—	—	—		—	7,902		3,171,073
	3/1/2023	1/1/2023	—	—	—		—	2,823	(5)	1,132,870
	3/1/2024	3/1/2024	—	—	—		—	10,525		4,223,683
	3/1/2024	1/1/2024	—	—	—		—	7,602	(5)	3,050,683
	3/3/2025	3/1/2025	—	—	—		—	10,722		4,302,739
	3/3/2025	1/1/2025	—	—	—		—	13,196	(5)	5,295,555
Kate Bueker	2/3/2020	7/1/2018	10,215	—	182.91		2/3/2030	—		—
	2/1/2021	1/1/2020	5,415	—	381.74		2/1/2031	—		—
	2/1/2022	1/1/2021	4,028	269	490.47		2/1/2032	—		—
	2/1/2022	1/1/2021	—	—	—		—	348		139,652
	3/1/2023	1/1/2022	3,484	1,585	383.13		3/1/2033	—		—
	3/1/2023	1/1/2022	—	—	—		—	2,580		1,035,354
	3/1/2023	1/1/2023	—	—	—		—	926	(5)	371,604
	3/1/2024	1/1/2023	—	—	—		—	4,164		1,671,013
	3/1/2024	1/1/2023	—	—	—		—	3,009	(5)	1,207,512
	3/3/2025	3/1/2024	—	—	—		—	4,825		1,936,273
	3/3/2025	1/1/2024	—	—	—		—	5,938	(5)	2,382,919
Erika Fisher	3/3/2025	2/1/2025	—	—	—	—		9,898	(6)	3,972,067
	3/3/2025	2/1/2025	—	—	—	—		1,651	(7)	662,546
Dharmesh Shah	2/1/2017	1/1/2017	15,595	—	52.80		2/1/2027	—		—
	3/1/2018	1/1/2018	11,254	—	112.15		3/1/2028	—		—
	2/1/2019	1/1/2019	8,251	—	159.7		2/1/2029	—		—
	2/3/2020	1/1/2020	6,274	—	182.91		2/3/2030	—		—
	2/1/2021	1/1/2021	3,733	—	381.74		2/1/2031	—		—
	2/1/2022	1/1/2022	3,021	202	490.47		2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—		—	261		104,739
	3/1/2023	1/1/2023	1,960	891	383.13		3/1/2033	—		—
	3/1/2023	1/1/2023	—	—	—		—	1,451		582,286
	3/1/2023	1/1/2023	—	—	—		—	522	(5)	209,479
	3/1/2024	3/1/2024	—	—	—		—	2,313		928,207
	3/1/2024	1/1/2024	—	—	—		—	1,673	(5)	671,375
	3/3/2025	3/1/2025	—	—	—		—	2,681		1,075,885
	3/3/2025	1/1/2025	—	—	—		—	3,299	(5)	1,323,889
Brian Halligan	2/1/2022	1/1/2022	—	235	490.47		2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—		—	304		121,995
	3/1/2023	1/1/2023	—	1,040	383.13		3/1/2033	—		—
	3/1/2023	1/1/2023	—	—	—		—	1,693		679,401
	3/1/2023	1/1/2023	—	—	—		—	610	(5)	244,793
	3/1/2024	3/1/2024	—	—	—		—	1,619		649,705
	3/1/2024	1/1/2024	—	—	—		—	1,170	(5)	469,521
	3/3/2025	3/1/2025	—	—	—		—	1,877		753,240
	3/3/2025	1/1/2025	—	—	—		—	2,309	(5)	926,602

(1)
Unless otherwise indicated, these stock options vest over four years, with the earlier awards (granted prior to 2018) vesting in 48 equal monthly installments, and later awards (granted in 2018 and after) vesting in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(2)
Unless otherwise indicated, these RSUs vest over four years in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(3)
The vesting start date is fixed by the Compensation Committee when granting equity awards.
(4)
Represents the fair market value of the unvested shares of our common stock as of December 31, 2025, the last trading day of 2025, based upon the closing market price of our common stock on such date of $401.30 per share.
(5)
These PSUs were earned based upon the achievement of a Revenue CC growth performance goal and ⅓ of the earned PSUs vested upon the certification of such achievement and the remaining ⅔ of the earned PSUs vest in equal quarterly installments over the remaining two years, subject to the named executive officer’s continued employment through such vesting date.
(6)
Ms. Fisher’s new hire RSU award vests over three years, with 16.67% vested on August 3, 2025 and the remaining vesting in equal quarterly installments thereafter.
(7)
Ms. Fisher’s one-time RSU award vests over three years, with 25% vested on August 3, 2025 and the remaining vesting in equal quarterly installments thereafter.

2026 PROXY STATEMENT | HubSpot, Inc. 44

2025 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
Yamini Rangan	—	—	40,968	24,339,993
Kate Bueker	902	517,288	14,720	8,798,552
Erika Fisher	—	—	4,286	2,131,002
Dharmesh Shah	36,657	18,125,978	8,542	5,102,450
Brian Halligan	72,585	31,373,410	8,136	4,820,853

(1)
The value realized on exercise is based on the difference between the fair market value of a share of our common stock on the exercise date, less the per share exercise price of the related stock option, multiplied by the number of shares for which the options were exercised.
(2)
The value realized on vesting is based on the closing market price per share of our common stock on the vesting date, which ranged from $373.40 to $819.71 per share, multiplied by the number of shares that vested.

ADDITIONAL INFORMATION RELATING TO EXECUTIVE COMPENSATION PROGRAM

2025 Potential Payments upon Termination or Change in Control

Potential Payments upon Termination or Change in Control Outside of the Executive Severance Plan

All current outstanding equity awards granted to our employees, including our named executive officers, under our 2024 Plan and our 2014 Plan include a “double-trigger” vesting acceleration provision in the event of a change in control of the company, as well as a vesting acceleration provision in the event of the grantee’s death. Pursuant to the forms of stock option agreement, restricted stock agreement, and RSU agreement, in the case of a “sale event” (as defined in our 2024 Plan and 2014 Plan, as applicable) in which outstanding awards are assumed, substituted or otherwise continued by a successor entity, and the award holder’s employment or service relationship with us terminates, such holder’s awards will vest in full as of the date of termination if such termination occurs (i) within 12 months after such sale event or change of control or 90 days prior to such event and (ii) such termination is by us without “cause” (as defined in the applicable award agreement) or by such holder for “good reason” (as defined in the applicable award agreement). Pursuant to the form of award agreement for PSU awards, in the event that a sale event occurs prior to the date that performance is certified for the PSUs, the number of PSUs that are earned will be determined at the time of the sale event (i) based on actual performance through the date of the sale event, if determinable, or (ii) if actual performance is not determinable, based on the target level of performance. If the earned PSUs are not continued or assumed by a successor entity, the earned PSUs will vest in full upon the sale event and, if the earned PSUs are continued or assumed by a successor entity, such earned PSUs will remain subject to the applicable time-based vesting but will vest in full as of the date of termination if such termination occurs (i) within 12 months after such sale event or 90 days prior to such event and (ii) such termination is by us without cause or by such holder for good reason. In addition, pursuant to the forms of stock option agreement, restricted stock agreement, RSU agreement and PSU agreement, any such awards that are subject solely to time-based vesting (including any earned PSUs) accelerate and vest in full upon a termination of employment due to death. Messrs. Halligan and Shah are not participants in the Executive Severance Plan, but their equity awards have the “double- trigger” vesting acceleration provision described above.

Potential Payments upon Termination or Change in Control Under the Executive Severance Plan

On April 10, 2025, following a review of peer group severance arrangements with the assistance of Compensia, the Board approved the Executive Severance Plan. The vast majority of our peer companies and other companies with which we compete for talent have in place contractual severance protections for their executive officers and the Board and Compensation Committee determined that having in place reasonable and competitive executive severance arrangements is essential to attracting and retaining highly-qualified executive officers. Our goal in providing these severance payments and benefits is to offer sufficient cash continuity protection such that the eligible executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. Ms. Rangan and our other named executive officers (other than Messrs. Halligan and Shah) are participants in the Executive Severance Plan and are accordingly generally eligible for severance payments and benefits solely under the Executive Severance Plan. Nevertheless, the Executive Severance Plan does not supersede any otherwise applicable severance payments and benefits to which a named executive officer is entitled upon a termination of employment due to

2026 PROXY STATEMENT | HubSpot, Inc. 45

death.

Executive Termination and Severance Outside of a Change in Control Period. Under the terms of the Executive Severance Plan, in the event that an eligible named executive officer’s employment is terminated by the company or an affiliate without “cause” (as defined in the Executive Severance Plan) and due to a reason other than such named executive officer’s death or disability or, solely in the case of the CEO, if the CEO resigns for “good reason” (as defined in the Executive Severance Plan) and such termination or resignation occurs outside of the period beginning three months prior to a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of a change in control (the “Change in Control Period”), the named executive officer will be entitled to receive (i) an amount equal to the sum of (A) the named executive officer’s annual base salary in effect as of the date of termination and (B) a pro-rated portion of the named executive officer’s target annual cash incentive compensation or target sales incentive plan commission (“Target Bonus”) in effect immediately prior to the date of termination, generally payable in 12 substantially equal monthly installments following termination, (ii) subject to the named executive officer’s proper election to receive COBRA benefits, payment of the COBRA premiums by the company for up to 12 months following termination, and (iii) solely in the case of the CEO, accelerated vesting of any outstanding equity incentive awards held by the CEO as of the date of termination that would have otherwise vested during the 12-month period following the date of termination (with any equity awards subject to performance-based vesting being deemed earned at the target level of performance).

Executive Termination and Severance During a Change in Control Period. If a named executive officer’s employment is terminated by the company or an affiliate without cause and for a reason other than the named executive officer’s death or disability or if a named executive officer resigns for good reason and such termination or resignation occurs during the Change in Control Period, the named executive officer will be entitled to receive (i) a lump sum payment equal to the sum of (A) the named executive officer’s base salary (or, in the case of the CEO, 1.5 times the CEO’s base salary) in effect as of the date of termination (or the rate in effect immediately prior to the change in control, if higher) and (B) the named executive officer’s Target Bonus in effect as of the date of termination (or in effect immediately prior to the change in control, if higher), (ii) subject to the named executive officer’s proper election to receive COBRA benefits, payment of the COBRA premiums by the company for up to 12 months (or, in the case of the CEO, 18 months) following termination, and (iii) accelerated vesting of any outstanding equity incentive awards held by the named executive officer as of the date of termination (with any equity incentive awards subject to performance-based being deemed earned at the actual level of performance or, if the actual level of performance is not determinable, at the target level of performance).

The severance payments and benefits described above under the Executive Severance Plan are subject to the named executive officer’s execution and the effectiveness of a separation agreement and release in a form and manner satisfactory to and provided by the company that contains, among other provisions, a general release of claims in favor of the company and related persons and entities, confidentiality, return of property and non-disparagement provisions, a reaffirmation of the eligible participant’s “continuing obligations” (as defined in the Executive Severance Plan) and, in the company’s sole discretion, a one-year post-employment noncompetition agreement (where applicable law allows), and provides that if the eligible participant breaches any of the continuing obligations, all severance payments and benefits shall immediately cease.

The term of the Executive Severance Plan will terminate on April 10, 2028 unless it is extended in the sole discretion of the administrator of the Executive Severance Plan.

The following table shows the potential payments and benefits to be received by each of our named executive officers (i) in the event of the named executive officer’s death and, (ii) in the case of Messrs. Halligan and Shah only, in the event that his employment was terminated by us without cause or by the named executive officer for good reason within 12 months following, or 90 days prior to, a sale event of the company. The amounts in the table below have been calculated based on the assumption that the sale event and employment termination or the death took place on December 31, 2025.

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Named Executive Officer	Equity Acceleration Benefits Payable Upon Death, Termination Without Cause/for Good Reason in connection with Change in Control ($) (1)
Yamini Rangan Death	21,714,254
Kate Bueker Death	8,773,126
Erika Fisher Death	4,634,614
Brian Halligan Termination without Cause/for Good Reason in connection with a Change in Control	3,864,153
Death	3,864,153
Dharmesh Shah Termination without Cause/for Good Reason in connection with a Change in Control	4,912,049
Death	4,912,049

(1)
Consists of the vesting of outstanding equity awards that would accelerate pursuant to the acceleration upon death provisions and, in the case of Messrs. Halligan and Shah only, the “double-trigger” change in control provisions, included in the applicable award agreements. Amounts in this column are calculated based on $401.30 per share, the closing market price of our common stock on December 31, 2025, the last trading day of 2025.

The following table shows the potential payments and benefits to be received by each of our named executive officers covered by the Executive Severance Plan assuming that one of the triggering events below occurred as of December 31, 2025.

Named Executive Officer	Qualifying Termination Outside of the Change in Control Period ($) (1)		Qualifying Termination During Change in Control Period ($) (1)
Yamini Rangan
Salary Severance Payment	700,000	(2)	1,050,000	(3)
Target Bonus Payment	700,000	(4)	1,050,000	(4)
COBRA Premiums	27,307	(5)	42,659	(5)
Accelerated Equity Vesting	12,919,779	(6)	21,714,254	(7)
Kate Bueker
Salary Severance Payment	540,000	(2)	540,000	(3)
Target Bonus Payment	405,000	(4)	405,000	(4)
COBRA Premiums	9,272	(5)	9,272	(5)
Accelerated Equity Vesting	—		8,773,126	(7)
Erika Fisher
Salary Severance Payment	500,000	(2)	500,000	(3)
Target Bonus Payment	300,000	(4)	300,000	(4)
COBRA Premiums	27,226	(5)	27,226	(5)
Accelerated Equity Vesting	—		4,634,614	(7)

(1) A “qualifying termination” means a termination other than due to cause, death or disability or a resignation for good reason, provided that for Ms. Bueker and Ms. Fisher a resignation for good reason is a “qualifying termination” only if such resignation occurs during the Change in Control Period.

(2) Represents an amount equal to 12 months of the named executive officer’s then-current base salary.

(3) Represents an amount equal to 12 months, or, in the case of Ms. Rangan’s qualifying termination during the Change in Control Period, 18 months, of the applicable named executive officer’s then-current base salary.

(4) Represents the named executive officer’s Target Bonus in effect immediately prior to the date of termination, or, in the case of a qualifying termination during the Change in Control Period, the named executive officer’s Target Bonus in effect immediately prior to the change in control, if higher.

(5) Represents payment of 12 months, or, in the case of Ms. Rangan’s qualifying termination during the Change in Control Period, 18 months, of COBRA premiums.

(6) Represents the value of acceleration of vesting of Ms. Rangan’s outstanding and unvested equity awards to the extent that such awards would have otherwise vested during the 12-month period following the date of termination (with any equity awards subject to performance-based vesting being deemed earned at the target level of performance), based on the closing price of a share of our Common Stock on December 31, 2025, the last trading day of our 2025 fiscal year, which was $401.30.

(7) Represents the value of full acceleration of vesting of all of the named executive officer’s outstanding and unvested equity awards (with any equity awards subject to performance-based vesting being deemed earned at the actual level of performance or, if the actual performance is not determinable, being deemed earned at the target level of performance), based on the closing price of a share of our Common Stock on December 31, 2025, the last trading day of our 2025 fiscal year, which was $401.30.

2026 PROXY STATEMENT | HubSpot, Inc. 47

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. We strive to maintain a diverse and engaged workforce.

Under Item 402(u) of Regulation S-K under the Exchange Act, we are required to disclose the annual total compensation paid to our median employee (excluding the CEO), the annual total compensation paid to our CEO, and the ratio of these two amounts for our most recently completed fiscal year.

For 2025, the annual total compensation of the employee identified as our median employee based on our population as of December 31, 2025 was $191,014, and the annual total compensation of our CEO was $20,126,620.

Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 105 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In 2024, we identified the median employee using our employee population on December 31, 2024, including full-time, part-time, seasonal and temporary employees, which consisted of 8,287 individuals (excluding the CEO).

To identify our median employee for 2024, we used the following methodology. We selected a compensation measure comprised of the following elements, which we believe reasonably reflects the annual compensation of our employees:

•
base salary, which we calculated as annual base salary, and annualizing the compensation for any employees hired during 2024;
•
target bonus, which we calculated for eligible employees based upon a percentage of their base salary;
•
target commission, which we calculated for eligible employees based on defined on-target earnings for their job and location; and
•
the grant date “fair value” of equity awarded to eligible employees in 2024, which we calculated pursuant to ASC Topic 718.

We believe there have been no changes in our employee population or compensation arrangements that would reasonably be expected to significantly affect our pay ratio. Using this approach, we identified another employee with substantially similar compensation based on the same employee population and methodology used in 2024.

Using this approach, we identified the individual at the median of our employee population, and we calculated the median employee’s annual total compensation using Summary Compensation Table requirements. With respect to our CEO’s annual total compensation, we used the amount reported in the Summary Compensation Table in the Total column of this Proxy Statement.

Pay Versus Performance

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years, as the SEC-mandated calculation for compensation actually paid differs from that required for the Summary Compensation Table. The table below summarizes both the compensation values reported in our Summary Compensation Table, as well as the compensation actually paid, as calculated in accordance with 402(v) of Regulation S-K, for the 2021, 2022, 2023, 2024, and 2025 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

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										Value of initial fixed $ 100 investment based on:
Year	Summary compensation table total for PEO - Yamini Rangan ($)	Compensation actually paid to PEO - Yamini Rangan ($)(1)		Summary compensation table total for PEO - Brian Halligan ($)	Compensation actually paid to PEO - Brian Halligan ($)(1)		Average summary compensation table total for non- PEO NEOs ($)	Average compensation on actually paid to non- PEO NEOs ($)(2)		Total shareholder return ($)(3)	Peer group total shareholder return ($)(4)	Net Income (in thousands) ($)(5)	Constant currency revenue growth (%) (6)	Annual recurring revenue (in thousands) ($)(7)
2025	20,126,620	(2,304,999)		N/A	N/A		7,325,699	1,773,091		101	258	45,911	18.2%	3,516,775
2024	24,857,546	31,871,616		N/A	N/A		6,314,257	7,810,359		176	201	4,628	20.8%	2,945,744
2023	25,881,704	49,560,889		N/A	N/A		6,272,830	12,304,618	(7)	366	221	(176,295)	25.2%	2,442,240
2022	11,765,439	(7,912,847)		N/A	N/A		2,520,841	(5,284,187)	(7)	182	133	(112,749)	39.1%	1,990,913
2021	7,318,462	22,913,424	(10)	2,996,527	16,490,831	(10)	3,116,941	12,026,911	(8)	416	207	(77,837)	44.6%	1,495,038

(1)
The amounts reported represent the “compensation actually paid” to our PEOs, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEOs in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEOs in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments($)(b)	Compensation Actually Paid to PEO ($)
2025 – Yamini Rangan	20,126,620	(18,675,770)	(3,755,849)	(2,304,999)
2024 – Yamini Rangan	24,857,546	(23,716,796)	30,730,866	31,871,616
2023 – Yamini Rangan	25,881,704	(25,881,703)	49,560,888	49,560,889
2022 – Yamini Rangan	11,765,439	(11,738,152)	(7,940,134)	(7,912,847)
2021 – Yamini Rangan	7,318,462	(6,669,726)	22,264,688	22,913,424
2021 – Brian Halligan	2,996,527	(2,994,888)	16,489,192	16,490,831

(a)
The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; and (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year. The valuation assumptions used to calculate fair values varied from those disclosed at the time of grant. The fair value of RSUs and PSUs used to arrive at compensation actually paid is measured using the closing common stock price on the date of remeasurement. The fair value of stock option awards used to arrive at compensation actually paid is measured using a binomial lattice model, as this valuation methodology is expected to yield a more accurate value of in-the-money options. This contrasts to our use of the Black-Scholes option pricing model for stock options at the time of grant (i.e., at-the-money). The assumptions used in estimating the fair value of stock options awards are as follows:

Year	Volatility	Risk-free Rate	Early Exit Multiple	Dividend Yield
2025	49.2% - 53.1%	3.7% - 4.5%	2.0	0.0%
2024	49.5% - 53.4%	3.6% - 4.6%	2.0	0.0%
2023	45.9% - 53.2%	3.4% - 4.8%	2.0	0.0%
2022	44.4% - 52.6%	1.4% - 3.9%	2.0	0.0%
2021	42.1% - 46.8%	0.7% - 1.7%	2.0	0.0%

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The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2025 – Yamini Rangan	9,598,293	(10,062,611)	1,184,900	(4,476,431)	—	(3,755,849)
2024 – Yamini Rangan	23,628,864	4,992,092	2,124,212	(14,302)	—	30,730,866
2023 – Yamini Rangan	35,975,385	6,936,595	2,960,040	3,688,868	—	49,560,888
2022 – Yamini Rangan	5,490,606	(10,369,549)	1,596,398	(4,657,589)	—	(7,940,134)
2021 – Yamini Rangan	8,012,630	9,652,349	1,202,902	3,396,807	—	22,264,688
2021 – Brian Halligan	4,555,670	7,633,629	898,486	3,401,407	—	16,489,192

(2)
The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEOs as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEOs) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	7,325,699	(6,886,478)	1,333,870	1,773,091
2024	6,314,257	(5,928,882)	7,424,984	7,810,359
2023	6,272,830	(5,941,920)	11,973,708	12,304,618
2022	2,520,841	(2,311,060)	(5,493,968)	(5,284,187)
2021	3,116,941	(2,624,682)	11,534,652	12,026,911

(a)
The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the amounts, methodology, and assumptions noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows for the non-PEO NEOs:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2025	3,258,355	(1,894,737)	791,762	(821,510)	—	1,333,870
2024	5,907,216	1,055,064	530,697	(67,993)	—	7,424,984
2023	7,917,232	1,739,396	1,370,130	946,950	—	11,973,708
2022	893,769	(2,932,292)	300,275	(2,444,657)	(1,311,063)	(5,493,968)
2021	3,992,368	4,684,468	787,675	2,070,141	—	11,534,652

(3)
Total shareholder return (“TSR”) represents the cumulative total return of an investment of $100 in our common stock. The measurement period for calculating TSR begins on December 31, 2020 and ends on the last day of the applicable fiscal year and has been calculated consistently with the information presented in the stock performance

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graph in our 2025 Form 10-K. The company did not pay any dividends in the period from December 31, 2020 to December 31, 2025.
(4)
Represents the weighted peer group TSR. The peer group used for this purpose is the Nasdaq Computer Index, a published industry index that is used in the stock performance graph included in the 2025 Form 10-K. The measurement period is consistent with that used for TSR described in the footnote above.
(5)
The dollar amounts reported represent the amount of net income reflected in the company’s audited financial statements for the applicable fiscal year.
(6)
We chose constant currency revenue growth (“Revenue CC Growth”) as our Company Selected measure for evaluating Pay Versus Performance. Constant currency revenue is defined as the percentage increase in GAAP revenue growth year-over-year, adjusted for the impact of foreign exchange rates. It is calculated by converting current and comparative prior period revenue from currencies other than the U.S. Dollar into the U.S. Dollar at constant exchange rates rather than actual exchange rates in effect during the respective period. For example, 2025 Revenue CC Growth is calculated by applying 2024 exchange rates to 2025 GAAP revenue from currencies other than the U.S. Dollar, instead of using exchange rates in effect during 2025, and comparing that to 2024 GAAP revenue to determine year-over-year growth. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider Revenue CC Growth, which is the measure used to determine achievement of PSU awards, to be one of the most important performance measures used to link compensation actually paid to the PEO and other NEOs.
(7)
Annual Recurring Revenue (“ARR”) is presented as a supplemental measure. ARR is defined as the annual value of our customer subscription contracts as of the specified point in time excluding any commissions owed to our partners. For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g., reporting or ads). For multi-product customers, their ARR would be distributed across based on the value of each SKU/Hub for which they pay. In 2022, we began including our payments revenue run rate, defined as, on an annualized basis, the trailing three months of payments revenue, into the annual value of our customer subscription contracts. ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR would exclude any impact for bad debt and partner commissions (as noted above) and would also differ from revenue due to timing of revenue recognition. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider ARR, which is one of the measures used to determine annual cash incentive compensation for our PEO and other NEOs, to be one of the most important performance measures.
(8)
Non-PEO NEOs for 2025 include Ms. Bueker, Mr. Halligan, Ms. Fisher and Mr. Shah. Ms. Fisher, our CLO and Secretary, joined on February 3, 2025 and was appointed an executive officer on December 31, 2025. Mr. Halligan transitioned to a non-employee director of the company on May 8, 2025. Ms. Bueker and Mr. Shah served as NEOs for the entirety of 2025.
(9)
Non-PEO NEOs for 2023 and 2024 include Ms. Bueker, Mr. Halligan, Ms. Harvey Dawson, and Mr. Shah. They served as NEOs for the entirety of 2023 and 2024.
(10)
Non-PEO NEOs for 2022 include Ms. Bueker, Mr. Halligan, Mr. Kelleher, Ms. Harvey Dawson, and Mr. Shah. Mr. Kelleher previously served as our General Counsel and Secretary and stepped down effective September 6, 2022. Ms. Harvey Dawson joined as Chief Legal Officer effective November 9, 2022. The remaining non-PEO NEOs served as NEOs for the entirety of 2022.
(11)
Non-PEO NEOs for 2021 include Ms. Bueker, Mr. Kelleher, and Mr. Shah. They served as NEOs for the entirety of 2021.
(12)
On September 7, 2021, Mr. Halligan transitioned from his role as Chairperson of the Board, CEO, and President and became Executive Chairperson of the Board, while Ms. Rangan transitioned from her prior role as Chief Customer Officer and succeeded Mr. Halligan as the company’s CEO. Full year compensation for Mr. Halligan and Ms. Rangan are included within the PEO column for 2021.

Disclosure to Pay Versus Performance Table

Compensation for our NEOs is determined based on a variety of factors, as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The tabular list of financial performance measures included and

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defined below is used by the company to link executive compensation actually paid to company performance. We did not use any other metrics to directly link executive compensation actually paid to company performance in 2025.

1)
Revenue CC Growth is defined as the percentage increase in GAAP revenue growth year-over-year, adjusted for the impact of foreign exchange rates.
2)
ARR is defined as the annual value of our customer subscription contracts as of the specified point in time, excluding any commissions owed to our partners.
3)
Non-GAAP Operating Income (Loss) is defined as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, gains/losses on the termination of operating leases, loss on disposal of fixed assets, and restructuring charges.

The GAAP financial measures most directly comparable to Revenue CC Growth and Non-GAAP Operating Income (Loss), and a reconciliation of the differences between these non-GAAP measures and the comparable GAAP financial measures, are attached to this Proxy Statement as Appendix A.

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Relationship Between Compensation Actually Paid, Total Shareholder Return, and Peer Group Total Shareholder Return

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid, the company’s cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2020), and the company’s Peer Group (Nasdaq Computer Index) cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2020), for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025:

Compensation Actually Paid vs TSR
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid ($000)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Value of Initial $100 Investment (TSR)
$450
$385
$320
$255
$190
$125
$60
$(5)
$416
$22,913
$207
$16,491
$12,027
$182
$133
-$7,913
-$5,284
$49,561
$366
$221
$12,305
N/A
$31,872
$201
$176
$7,810
N/A
$258
$101
$1,766
-$2,305
N/A

5,000 $30,000 2020 2021 2022 $50 $100 $150 $200 $250 $300 $350 $400 $450 Value of Initial $100 Investment (TSR) N/A $150 $250 $17,889 $15,012 $207 $12,027 $16,491 $22,943 $416 -$7,913 -$5,287 $133 N/A $182

Relationship Between Compensation Actually Paid and Net Income

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid and net income (loss) for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025:

2026 PROXY STATEMENT | HubSpot, Inc. 53

Compensation Actually Paid vs Net Income
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Net Income
2021
2022
2023
2024
2025
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Compensation Actually Paid ($000)
$65
$30
-$5
-$40
-$75
-$110
-$145
-$180
Net Income ($M)
$22,913
$16,491
$12,027
-$78
-$7,913
N/A
-$5,284
-$113
$49,561
N/A
$12,305
-$176
$31,872
N/A
$7,810
$5
-$2,305
N/A
$1,766
$46

Compensation Actually Paid vs. Net Income Compensation Actually Paid to PEO (Y. Rangan) Compensation Actually Paid to PEO (B. Halligan) Average Compensation Actually Paid to Non-PEO NEOs Net Income Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 -$150 -$130 -$110 -$90 -$70 -$50 -$30 -$10 $10 Net Income ($M) N/A $17,889 $15,012 -$85 $22,913 $16,491 $12,027 -$78 N/A -$113 -$5,287 -$7,913

2026 PROXY STATEMENT | HubSpot, Inc. 54

Relationship Between Compensation Actually Paid and Constant Currency Revenue Growth

The graph below reflects the relationship between the PEO and Average Non-PEO NEO compensation actually paid and Revenue CC Growth for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025.

Compensation Actually Paid vs Revenue CC Growth
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Revenue CC Growth
2021
2022
2023
2024
2025
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
60%
50%
40%
30%
20%
10%
0%
-10%
Compensation Actually Paid ($000)
Revenue CC Growth (%)
$22,913
$16,491
$12,027
45%
-$7,913
N/A
-$5,284
39%
$49,561
N/A
$12,305
25%
$31,872
N/A
$7,810
21%
-$2,305
N/A
$1,766
18%

2026 PROXY STATEMENT | HubSpot, Inc. 55

Relationship Between Compensation Actually Paid and ARR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO compensation actually paid and ARR for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025. Please note that we have also included an additional supplemental disclosure showing growth percentage of ARR within the chart below.

Compensation Actually Paid vs ARR
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
ARR
2021
2022
2023
2024
2025
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Compensation Actually Paid ($000)
$3,600
$3,000
$2,400
$1,800
$1,200
$600
$0
ARR ($M)
$22,913
$16,491
$12,027
$1,495
-$7,913
N/A
-$5,284
$1,991
(33% Growth)
$49,561
N/A
$12,305
$2,442
(23% Growth)
$31,872
N/A
$7,810
$2,946
(21% Growth)
-$2,305
N/A
$1,766
$3,517
(19% Growth)

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2025.

Compensation Committee

Jay Simons (Chairperson)

Andrew Anagnost

Clara Shih

2026 PROXY STATEMENT | HubSpot, Inc. 56

RELATED PERSON TRANSACTIONS

Certain Relationships and Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in the “Compensation of Non-Employee Directors” and “Executive Compensation” section of this Proxy Statement, below we describe transactions since January 1, 2025 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our certificate of incorporation, bylaws and in indemnification agreements that we entered into or may in the future enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our

2026 PROXY STATEMENT | HubSpot, Inc. 57

request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Transactions with Our Executive Officers and Directors and Affiliated Entities

We have granted stock options and RSU awards to our executive officers and certain of our directors and PSU awards to our executive officers. See the sections captioned “Compensation of Non-Employee Directors” and “Executive Compensation— 2025 Outstanding Equity Awards at Fiscal Year-End Table” for a description of these stock options, RSU, and PSU awards.

Policies and Procedures for Related Person Transactions

The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Audit Committee charter provides that the Audit Committee shall review and approve or disapprove any related person transactions. We also adopted a formal policy governing the review and approval of related person transactions.

2026 PROXY STATEMENT | HubSpot, Inc. 58

PROPOSAL ONE – ELECTION OF DIRECTORS

At our 2025 Annual Meeting, our stockholders voted to declassify the Board. Beginning with this Annual Meeting, each director up for reelection will be elected to a one-year term expiring at the next annual meeting, rather than a three year-term, while directors selected prior to the 2026 Annual Meeting would serve out their remaining terms. Vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The term of the Class III directors is scheduled to expire at the upcoming Annual Meeting. The term of the Class I directors expires at the 2027 Annual Meeting. The term of the Class II directors expires at the 2028 Annual Meeting. Class III directors are elected to hold office for a one-year term or until the election and qualification of their successors in office.

Nominees for Class III Directors

Based on the recommendation of the Nominating, Governance, and Sustainability Committee of our Board, our Board has nominated Mike Berry, Claire Hughes Johnson, Yamini Rangan, Clara Shih, and Jay Simons for election as Class III directors to serve for a one-year term ending at the 2027 Annual Meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Directors Not Standing for Election

Our Class I directors and Class II directors are not standing for election at this year’s Annual Meeting, and Nick Caldwell is not standing for reelection. Our Class I directors, elected at the 2024 Annual Meeting, consisting of Brian Halligan, Ron Gill, and Jill Ward, will continue in office until the 2027 Annual Meeting of stockholders, or until their earlier resignation, death, or removal. Our Class II directors, consisting of Lorrie M. Norrington, Andrew Anagnost, and Dharmesh Shah will continue in office until the 2028 Annual Meeting, or until their earlier resignation, death, or removal. Immediately following the 2028 Annual Meeting, all directors will serve in the same class for a one-year term.

Vote Required

Our bylaws provide for a majority of votes cast standard in uncontested elections of directors (as is the case for this Annual Meeting). Under our majority of votes cast standard for the election of directors, each nominee must receive a majority of votes cast to be elected, which means a director nominee will be elected to the Board only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes will have no effect on the nominee’s election. In the event the company receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s reelection would be required to promptly deliver to the Board an irrevocable offer to resign from the Board. The Nominating, Governance, and Sustainability Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating, Governance, and Sustainability Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. A plurality voting standard will continue to apply to contested director elections. A contested election will generally include any situation in which the company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders.

2026 PROXY STATEMENT | HubSpot, Inc. 59

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

2026 PROXY STATEMENT | HubSpot, Inc. 60

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2016.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Audit Fees, Audit-Related Fees, Tax Fees, and Other Fees

The following table sets forth the fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and all other services rendered for 2025 and 2024 (in thousands):

Fee Category	2025	2024
Audit Fees (1)	$3,854	$3,322
Audit-Related Fees (2)	440	1
Tax Fees (3)	1,020	896
Other Fees (4)	2	347
Total Fees	$5,316	$4,566

(1) Audit Fees consist of fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and foreign statutory audits and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or requirements. Audit fees also include accounting consultations and research related to the integrated audit.

(2) Audit-Related Fees in 2025 and 2024 consist of fees billed for XBRL compliance. Audit-Related Fees also consist of services related to the pre-implementation review of accounting software.

(3) Tax Fees consist of fees billed for tax compliance, consultation, and planning services.

(4) In 2024, Other Fees consisted of non-audit consulting services related to employee job and skills architecture. Both years include fees for accounting research and disclosure software.

In 2025 and 2024, all fees for professional services rendered by our independent registered public accounting firm were pre-approved pursuant to the Audit Committee’s pre-approval requirements described above.

2026 PROXY STATEMENT | HubSpot, Inc. 61

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions will have no effect on the outcome of the vote. This proposal is considered to be a “routine” matter under the NYSE rules. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. Broker non-votes, if any, will have no effect on the outcome of Proposal Two. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that HubSpot specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. None of the members of the Audit Committee is an officer or employee of HubSpot, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE Market rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated each of Messrs. Berry and Gill as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the company’s audited consolidated financial statements for 2025 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the company’s internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the company’s internal control, including internal control over financial reporting; and the overall quality of the company’s financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of

2026 PROXY STATEMENT | HubSpot, Inc. 62

PricewaterhouseCoopers LLP its independence.

Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements for 2025 be included in its 2025 Form 10-K.

Audit Committee

Ron Gill (Chairperson)
Mike Berry
Nick Caldwell

Claire Hughes Johnson

Jill Ward

2026 PROXY STATEMENT | HubSpot, Inc. 63

PROPOSAL THREE – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, which discuss how our executive compensation policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee. Although non-binding, our Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of HubSpot, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. As noted above, the vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

2026 PROXY STATEMENT | HubSpot, Inc. 64

PROPOSAL FOUR – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2024 STOCK OPTION AND INCENTIVE PLAN

Overview

Our business depends on attracting and retaining highly skilled talent in a competitive global market for technology and AI expertise. Attracting and retaining highly skilled personnel is more critical than ever in the AI era, as we innovate and execute against our strategy at an accelerated pace. Providing a meaningful ownership stake through equity grants reinforces a culture of accountability, long-term thinking, and performance orientation that we believe drives sustainable value creation.

At present, our projections show that the current share reserve will not be sufficient to cover new equity grants under the 2024 Plan after June 30, 2026, and we will need to materially shift to cash-based awards thereafter if this Proposal 4 is not approved.

We recognize that equity compensation is a significant capital allocation decision for our stockholders and that any increase in the share reserve must be carefully justified. In evaluating the proposed amendment, the Compensation Committee and the Board focused on balancing competitive talent needs, responsible share usage, and long-term stockholder value creation.

Details on the Proposal

As of April 1, 2026, 1,833,799 shares of common stock remained available for issuance under the 2024 Plan. Following careful consideration, on April 23, 2026, our Board approved Amendment No. 1 (the “2024 Plan Amendment”) to the 2024 Plan (the 2024 Plan, as amended by the 2024 Plan Amendment, the “Amended 2024 Plan”), subject to the approval of our stockholders at the Annual Meeting. The 2024 Plan Amendment will increase the number of shares of common stock authorized for issuance under the 2024 Plan by 2,300,000 shares, from 3,950,000 shares to 6,250,000 shares. The Plan Amendment will also increase the number of shares that may be issued in the form of incentive stock options from 3,950,000 shares to 6,250,000 shares. The full text of the proposed 2024 Plan Amendment is attached hereto as Appendix B and is incorporated herein by reference.

Rationale for the Amended 2024 Plan

The 2024 Plan Amendment is intended to ensure that we can continue to execute our long-term growth strategy while maintaining a disciplined approach to share usage. Key aspects of our program include:

Talent Retention and Execution of Strategy	Thoughtful Equity Management
•
Competition for talent in the technology industry is highly competitive, especially as companies like ours compete for AI talent. Equity compensation helps us attract, retain, and motivate the employees who are essential for us to execute on our long-term business strategy and align their interests with HubSpot’s long-term success.
•
In 2026, the Compensation Committee and management have taken steps to focus equity grants on those who are highest performing and meet position criticality requirements.

•
Each year the Compensation Committee carefully reviews our equity usage and projections and aims to strike an appropriate balance among market competitiveness, affordability, and dilution, including an intentional and thoughtful reevaluation of equity spend in 2026.
•
Our current share request is projected to support our equity compensation program for the next year based on current forecasts. We believe seeking a share reserve sized to cover an approximately one-year period ensures we remain accountable to stockholders on a regular basis.

For more information about these important points of focus, please see below.

Equity compensation is key to retaining talent and executing our strategy.

2026 PROXY STATEMENT | HubSpot, Inc. 65

In a highly competitive market for technology and AI talent, equity compensation enables us to attract and retain the skilled individuals necessary to innovate, serve our customers, and grow responsibly. We believe that equity ownership strengthens alignment between employees and stockholders by directly linking compensation outcomes to long-term company performance. Moreover, as HubSpot continues to invest in AI-driven innovation and productivity, we expect an increasing portion of value creation to come from scaling impact within roles rather than simply expanding headcount. Our equity program is designed to reinforce this model by rewarding sustained impact and long-term value creation.

Our equity compensation program is focused on our highest performing and most critical roles. We believe this approach enhances retention of key contributors and supports execution at scale. It also allows us to conserve our cash resources while motivating our employees to act in the company’s and our stockholders’ interests.

The initial share pool reserved under the 2024 Plan is nearing exhaustion in line with our original timing estimates. Absent stockholder approval of the 2024 Plan Amendment, we will be unable to make anticipated new grants under the 2024 Plan after June 30, 2026, and will need to shift materially to cash-based awards. We believe materially increasing cash compensation would reduce financial flexibility, increase fixed operating expenses, and weaken the alignment between employee incentives and long-term stockholder returns.

We manage our equity program with rigor and transparency.

The Compensation Committee manages equity as a long-term strategic resource and regularly reviews projected equity usage, burn rate, dilution levels, and market practices to ensure our program remains competitive while preserving stockholder value.

In determining the size of the requested share increase, the Committee considered:

•
Historical and projected burn rate trends;
•
Total potential dilution and overhang;
•
Anticipated hiring and refresh grant needs;
•
Forfeiture assumptions and stock price sensitivity; and
•
Feedback from institutional investors and proxy advisory firms regarding acceptable dilution levels.

Our equity compensation program is designed to drive future performance. Recipients and award amounts are determined based on evidence of past high performance and awards are allocated to the roles and/or levels within the organization that have the most influence on driving long-term enterprise value.

The requested share increase is designed to support our equity program through approximately June 2027 under current planning assumptions; however, the share reserve may last longer or shorter depending on our hiring needs and fluctuations in our stock price, among other things. We believe seeking a share reserve sized to cover an approximately one-year period, rather than requesting a larger, longer-duration authorization, demonstrates prudent capital stewardship and ensures we remain accountable to stockholders on a regular basis.

To attract, retain, and motivate the talented employees needed for our future success, particularly in the competitive technology industry, HubSpot must maintain a compelling equity compensation program. The Board and Compensation Committee believe that the Amended 2024 Plan appropriately balances prudent share usage with the strategic need to compete effectively for talent and deliver sustainable value to our stockholders.

The Plan and Company Practices Reflect Best Practices in Governance

Material features of our plan include:

•
The maximum number of shares of common stock reserved for issuance under the Amended 2024 Plan is 6,250,000 shares, less one share for every one share of common stock granted under the 2014 Stock Option and Incentive Plan, as amended (the “2014 Plan”) after April 1, 2024;
•
No evergreen provision and no discounting or reloading stock options;
•
Upon a change in control, double trigger vesting, requiring both a change in control and a qualifying

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termination without “cause” or for “good reason”;
•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, RSUs, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;
•
Shares withheld for tax obligations with respect to full-value awards (e.g., RSUs) are returned to the share reserve; however, shares withheld or tendered in connection with stock options or SARs are not recycled;
•
No repricing of stock options and stock appreciation rights without stockholder approval;
•
No dividends or dividend equivalents on unvested awards (dividends accrue and are paid only if and when the underlying award vests);
•
Our RSU awards for executive officers typically vest over a three-year period and help incentivize and build sustained value over time;
•
Awards to executive officers are subject to our Clawback Policy compliant with the applicable SEC rules and NYSE listing standards;
•
Annual limit on compensation for non-employee directors of $1 million, inclusive of equity and any cash fees;
•
Stockholder approval required for any material amendment to the Amended 2024 Plan; and
•
The term of the Amended 2024 Plan will expire on June 11, 2034.

Based solely on the closing price of our common stock as reported by the NYSE on April 1, 2026 and the maximum number of shares that would have been available for awards as of such date under the Amended 2024 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2024 Plan is $445,228,059.

The shares of common stock underlying any awards that are forfeited, canceled, or otherwise terminated, other than by exercise, under the Amended 2024 Plan and the 2014 Plan will be added back to the shares of common stock available for issuance under the Amended 2024 Plan. In addition, shares tendered or held back to cover tax withholding with respect to awards other than stock option or stock appreciation rights under the Amended 2024 Plan and the 2014 Plan will be added to the shares available for awards under the Amended 2024 Plan.

Summary of Key Stock Plan Data

We recognize the need to balance shareholder concerns over the potentially dilutive effects of the increased number of shares to be authorized under the 2024 Plan with our ability to attract, retain and motivate our employees, directors and other service providers, who are critical to driving our business plan and increasing shareholder value.

Share Usage

The following table sets forth information regarding historical awards granted and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2023	2024	2025
Stock Options Granted	81,822	—	—
Time-Based Full-Value Awards Granted	1,608,012	866,684	1,128,985
Performance-Based Full-Value Awards Granted	58,128	49,962	56,316
Total Awards Granted	1,747,962	916,646	1,185,301
Weighted average common shares outstanding during the fiscal year	49,876,879	51,177,993	52,454,766
Annual Burn Rate	3.50%	1.79%	2.26%
Three-Year Average Burn Rate			2.51%

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The following table sets forth certain information as of April 1, 2026 with respect to the company’s outstanding equity awards.

Shares Available for Issuance Under the 2024 Plan (a)	1,833,799
Additional Shares Requested for Approval Under the 2024 Plan Amendment (b)	2,300,000
Shares Subject to Outstanding Stock Options/SARs	174,155
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$286.89
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	4.45 years
Shares Subject to Outstanding Full-Value Stock Awards	1,672,516
Total Outstanding Stock Options/SARs and Full-Value Stock Awards (c)	1,846,671
Shares of Common Stock Outstanding (d)	52,055,666
Fully-Diluted Overhang ((a+b+c) Divided by (a+b+c+d))	10.30%

Summary of the Amended 2024 Plan

The following description of certain features of the Amended 2024 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2024 Plan, which is included as Appendix B of the company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2024, and the proposed 2024 Plan Amendment, which is attached hereto as Appendix B.

Administration. The Amended 2024 Plan may be administered by our Board, our Compensation Committee, or a similar committee comprised of at least two non-employee directors. We refer to the administrator of the Amended 2024 Plan as the “Administrator.” The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2024 Plan. The Administrator may delegate to a committee consisting of one or more officers of the company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All officers, employees, non-employee directors, and consultants are eligible to participate in the Amended 2024 Plan, subject to the discretion of the Administrator. As of April 1, 2026, approximately 9,101 individuals were eligible to participate in the 2024 Plan, which includes four executive officers, 9,080 employees who are not executive officers, ten non-employee directors and seven consultants. There are certain limits on the number of awards that may be granted under the Amended 2024 Plan. For example, no more than 6,250,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The Amended 2024 Plan provides that the value of all awards awarded under the Amended 2024 Plan and all other cash compensation paid by the company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The Amended 2024 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2024 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the company and its subsidiary corporations. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to market quotations of the shares of common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator determines at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that

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are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the company through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights, but dividend equivalents payable with respect to restricted stock awards will not be paid unless and until such restricted stock awards vest.

Restricted Stock Units. The Administrator may award RSUs to participants. RSUs are ultimately payable in the form of shares of common stock or cash, subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of such participant’s future cash compensation otherwise due in the form of a RSU award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the Amended 2024 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of RSUs or as a freestanding award. Dividend equivalent rights granted as a component of an award of RSUs will be paid only if the related award vests. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Administrator may grant cash bonuses under the Amended 2024 Plan to participants. Such cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the Amended 2024 Plan, awards under the Amended 2024 Plan may be assumed, continued, or substituted. In the event that awards are not assumed, continued, or substituted, upon the effective time of the sale event, except as otherwise provided in the award agreement, all awards will become vested and exercisable or nonforfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals will be deemed earned at the greater of the target level of performance or actual performance. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration payable to holders of common stock in a sale event and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right will be canceled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to participants holding other awards in an amount equal to the per share cash consideration payable to holders of common stock in the sale event multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed, continued, or substituted by the successor entity.

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To the extent awards are assumed, continued, or substituted in connection with a sale event, except as otherwise provided in the award agreement, if, during the 12-month period following, or the 90-day period preceding, the sale event, a participant’s service relationship is terminated by the company or its successor without “cause,” as defined in the Amended 2024 Plan, or by the participant for “good reason,” as defined in the Amended 2024 Plan, any then-outstanding awards will become immediately vested and exercisable or nonforfeitable (with performance-based awards deemed earned at the greater of the target level of performance or actual performance) upon such termination of service.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2024 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2024 Plan, to certain limits in the Amended 2024 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends, and similar events.

Transferability of Awards. In general, unless otherwise permitted by the Administrator, during the grantee’s lifetime, the grantee’s awards are exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. In general, unless otherwise permitted by the Administrator, no award granted under the Amended 2024 Plan is transferable by the grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

Tax Withholding. Participants in the Amended 2024 Plan are responsible for the payment of any federal, state, or local taxes that the company or an affiliate of the company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to the exercise or vesting of an award. The Administrator may also require the company’s or any affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the company or the applicable affiliate in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the Amended 2024 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent determined by the Administrator to be required under the rules of the NYSE, any amendments that materially change the terms of the Amended 2024 Plan will be subject to approval by our stockholders. Amendments will also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2024 Plan Amendment was approved by our Board on April 23, 2026. Awards of incentive stock options may be granted under the Amended 2024 Plan until April 9, 2034. No other awards may be granted under the Amended 2024 Plan after June 11, 2034.

Plan Benefits

Because the grant of awards under the Amended 2024 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2024 Plan. However, under our current Non-Employee Director Compensation Policy, unless it is modified in the future, each of our non-employee directors is eligible for an annual equity award with a value of $250,000 in the form of RSUs.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended 2024 Plan. This summary is based on the United States federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws or assumptions could alter the tax consequences described below. The following summary does not describe all U.S. federal tax consequences under the Amended 2024 Plan, nor does it describe state, local, or non-U.S. tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i)

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upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value of the shares of common stock over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the Amended 2024 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the Amended 2024 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, PSUs and RSUs		Weighted- average Exercise Price of Outstanding Options ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders (2)	1,645,720	(3)	286.89	4,768,504	(4)
Equity compensation plans not approved by stockholders	-		-	-
Total	1,645,720		286.89	4,768,504

(1) The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

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(2) These plans consist of our 2024 Plan, our 2014 Plan, and our Amended and Restated 2014 Employee Stock Purchase Plan.

(3) This number includes 570,703 shares of our common stock subject to outstanding awards granted under our 2014 Plan, of which 174,155 shares are subject to outstanding options and 396,548 shares are subject to outstanding RSU and PSU awards, and 1,075,017 shares of our common stock subject to outstanding RSU and PSU awards granted under our 2024 Plan.

(4) This number includes 2,388,548 shares of our common stock available for issuance under our 2024 Plan and 2,379,956 shares reserved for issuance under our Amended and Restated 2014 Employee Stock Purchase Plan.

Timing and Effect of the 2024 Plan Amendment Proposal

If this Proposal Four is approved by our stockholders, the 2024 Plan Amendment will become effective as of the date of stockholder approval. If this Proposal Four is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 2,300,000 shares of our common stock issuable under the Amended 2024 Plan. If stockholders do not approve this Proposal Four, the proposed 2024 Plan Amendment will not take effect and our 2024 Plan will continue to be administered in its current form. However, as a result of the limited number of shares remaining available for issuance under the 2024 Plan, our projections show that the current share reserve will not be sufficient to cover anticipated new equity grants needed beyond June 30, 2026. We believe these grants are necessary to compete effectively for talent and drive sustainable stockholder value.

Vote Required

The approval of the 2024 Plan Amendment requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2024 STOCK OPTION AND INCENTIVE PLAN.

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PROPOSAL FIVE – STOCKHOLDER PROPOSAL: SPECIAL SHAREHOLDER MEETING IMPROVEMENT

Background

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board of Directors accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA, 90278, the beneficial owner of 5 shares of the company’s common stock on the date the proposal was submitted, has notified the company of his intent to present the following proposal at the Annual Meeting.

Stockholder Proposal

Proposal Five - Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

To guard against the HubSpot Board of Directors and management becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when HUBS underperforms.

Now could be a ripe time for this policy since HUBS stock was at $866 in 2021 and was down to only $398 in late 2025 despite a robust stock market.

Shareholders may especially seek a shareholder right to call for a special shareholder meeting considering the headwinds now faced by HUBS.

HubSpot's stock price experienced significant volatility and decline throughout 2025, hitting a 52-week low in November. This drop was driven by shareholder concerns over HubSpot's valuation and doubts about its ability to maintain high growth rates.

Several analysts downgraded HubSpot's stock or lowered their price targets. For example, Wall Street Zen lowered the rating from "buy" to "hold," and firms like Barclays, Oppenheimer, and Piper Sandler reduced their price targets. One analyst even issued a "sell" rating.

Ongoing user complaints focus on HubSpot's pricing model. Specific issues include the platform getting "expensive really quickly," mandatory annual contracts with no early cancellation or refunds, and core features being locked behind expensive higher-tier plans (e.g., A/B testing, advanced reporting).

HubSpot shares fell significantly after OpenAI announced new internal software applications that could potentially compete with existing SaaS offerings, sparking broader concerns across the sector about displacement by DIY AI solutions.

An incident report detailed a technical error during a system configuration change that resulted in a brief period of "widespread errors when accessing CRM records" for customers. There was no data loss, but it highlighted a

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system vulnerability.

Reports discussed a significant drop (estimated 75%) in HubSpot's blog traffic following Google algorithm updates targeting low-depth content. HUBS framed this as a strategic pivot, but news reports portrayed it as an SEO "collapse" or a wake-up call for content marketers.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal Five

HubSpot Opposing Statement

This Proposal Five requests that the Board take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special stockholder meeting. The Board has evaluated this shareholder proposal in light of our existing governance structure, feedback from our stockholders, and the current market environment, and determined that it would currently not serve the best interests of HubSpot or its stockholders. Accordingly, the Board unanimously recommends that stockholders vote AGAINST this proposal for the reasons set forth below.

A 10% Ownership Threshold Would Grant Disproportionate Influence to a Limited Number of Stockholders. The Board believes that permitting holders of only 10% of the company’s outstanding common stock to convene a special meeting would enable a narrow group of stockholders to pursue objectives that may not align with the interests of the company or its stockholders as a whole. Special meetings are extraordinary events that should be reserved for matters of genuine urgency warranting consideration outside the regular annual meeting cycle.

As of March 3, 2026, approximately 1,540 of the companies in the Russell 3000 provide stockholders the right to call special meetings. Of these companies, ownership thresholds vary, commonly ranging from 10% to 25%. The Board believes that a higher threshold, typically in the mid-to-upper end of that range, better ensures that a meaningful and broad segment of the stockholder base supports convening a special meeting. The 10% threshold advocated by this proposal is at the lower end of the range commonly observed among companies that provide this right and would increase the risk that a small minority of stockholders could use the special meeting mechanism in ways that are disruptive or not aligned with the long‑term interests of all stockholders.

Special Meetings Impose Substantial Costs and Operational Burdens. Convening a special stockholder meeting requires considerable corporate resources and demands substantial time and attention from the Board, senior management, and employees, diverting focus from core business operations. The Board believes these significant expenditures and disruptions should only be undertaken when a meaningful proportion of stockholders agree that circumstances warrant such action.

Given our existing annual meeting cadence and the other avenues available to stockholders to express their views, the Board does not believe that introducing a low‑threshold special meeting right is necessary to ensure accountability.

The Company Maintains Robust Corporate Governance Practices That Promote Accountability. The Board believes that the company’s existing governance framework provides stockholders with meaningful avenues to engage with the Board and hold the Board and management accountable. Key governance practices include:

•
A majority of the members of the Board are independent directors.
•
The Charter was amended to provide for annual director elections phased in beginning with the 2026 annual meeting and fully implemented by 2028, following stockholder approval of amendments at the 2025 annual meeting.
•
We have an independent Chairperson of the Board.
•
Each member of the Audit Committee, the Compensation Committee, and the Nominating, Governance, and Sustainability Committee is independent within the meaning of the NYSE's, the SEC's, and our applicable committees’ independence standards.

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•
The company’s charter and bylaws have no supermajority voting provisions, following stockholder approval of amendments at the 2025 annual meeting.
•
Any stockholder may suggest a director candidate to our Nominating, Governance, and Sustainability Committee for consideration.
•
We proactively adopted proxy access provisions.
•
We do not have a “poison pill” in effect.
•
On an annual basis, stockholders have the opportunity to provide feedback on the compensation of our NEOs through an advisory vote.
•
Our stockholders have equal voting rights with a single class of stock.
•
Our named executive officers and directors are subject to robust stock ownership guidelines, which requirements were increased in January 2024.
•
We provide opportunities for our stockholders to communicate with Board members.

Additionally, stockholders benefit from safeguards under Delaware law and NYSE listing requirements, which mandate stockholder approval for matters such as business combinations, significant equity issuances, and adoption of equity-based compensation plans.

The Board believes the company’s governance framework and policies empower stockholders to effectively advocate for and protect their interests.

The Company Values and Actively Pursues Stockholder Engagement. The company maintains open lines of communication with its stockholders and regularly seeks their input on governance, compensation, and strategic matters. In 2025, we proactively reached out or responded to 20 of our top institutional stockholders and ultimately held meetings with four stockholders representing roughly 18.41% of our outstanding common stock, including two of our top ten stockholders, as of June 30, 2025. This ongoing engagement provides stockholders with meaningful opportunities to raise concerns and influence corporate direction without the costly and disruptive mechanism of a special meeting called by a small minority of stockholders.

The Board Will Continue to Evaluate Special Meeting Rights as the Company Matures. The Board recognizes that many mature public companies ultimately adopt stockholder special meeting rights and that investor expectations on this topic may continue to evolve. As discussed with the Board, the Nominating, Governance, and Sustainability Committee expects to re‑evaluate special meeting rights ahead of the 2027 proxy season as part of its ongoing review of the company’s governance framework, peer practices, and investor feedback. If the Board determines that adopting a special meeting right is appropriate at that time, it would expect to consider a threshold and safeguards aligned with prevailing market practice and the best interests of all stockholders.

For the foregoing reasons, the Board has concluded that adoption of this proposal would currently not be in the best interests of the company or its stockholders. Accordingly, the Board unanimously recommends that you vote “AGAINST” Proposal Five.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. As noted above, the vote is precatory, which means that the vote is not binding on the company or our Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REQUESTING THAT HOLDERS OF 10% OF OUR OUTSTANDING COMMON STOCK BE PERMITTED TO CALL SPECIAL STOCKHOLDER MEETINGS.

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PROPOSAL SIX – APPROVAL OF THE ADJOURNMENT PROPOSAL

We request that our stockholders consider and vote on a proposal to approve any adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting for the approval of Proposals One through Four, which proposal we refer to as the “Adjournment Proposal.”

Vote Required

The approval of the Adjournment Proposal requires a majority of the votes properly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for the Adjournment Proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

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TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 2 Canal Park, Cambridge, MA 02141, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include (i) all information required by our bylaws, and (ii) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, including the nominee’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to proposals regarding other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or bylaw amendment proposed for adoption, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business or nomination, the class and number of shares of our capital stock and/or synthetic equity interest (as defined in the bylaws) which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or nomination, or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

No stockholder may solicit proxies in support of director nominees other than the company’s nominees unless the stockholder has complied with the additional requirements of Rule 14a-19 promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder. If any stockholder that provides notice subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder, and no other proposing person has provided notice in compliance with Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee will be disqualified.

A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials two director nominees or a number of nominees constituting 20% of our Board, or if such amount is not a whole number, the closest whole number below 20%, provided that the stockholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on December 25, 2026 and no later than the close of business on January 24, 2027.

The advance notice requirements under our bylaws for the 2027 Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not earlier than February 15, 2027 and not later than the close of business on March 17, 2027. However, if the date of our 2027 annual meeting of stockholders occurs more than 30 days before or 60 days after June 15, 2027, the anniversary of the Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (1) the 90th day prior to such annual meeting or (2) the tenth day following the day on which public disclosure of the date of the meeting is made. In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees

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other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2027.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 28, 2026. Such proposals must be delivered to our Secretary, c/o HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact our Secretary at our principal executive offices for a copy of our current bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

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Appendix A

Reconciliation of non-GAAP operating income

(in thousands, except footnotes)

	Six Months Ended June 30, 2025	Year Ended December 31, 2025
GAAP operating loss	$(52,096)	$7,379
Stock-based compensation	257,668	528,153
Amortization of acquired intangible assets	5,919	12,124
Acquisition related expenses	15,751	30,209
Restructuring charges	2,186	4,036
Non-GAAP operating income	$229,428	$581,901

GAAP operating margin	(3.5)%	0.2%
Non-GAAP operating profit margin	15.6%	18.6%

Reconciliation of constant currency revenue growth

GAAP revenue for year ended December 31, 2024	$2,627,543
GAAP revenue for year ended December 31, 2025	3,131,266
Impact of FX on revenue for year ended December 31, 2025 using 2024 exchange rates	(26,666)
Constant currency revenue for the year ended December 31, 2025	3,104,600
Constant currency revenue growth	18.2%

2025 PROXY STATEMENT | HubSpot, Inc. A-1

Appendix B

AMENDMENT NO. 1

TO THE

HUBSPOT, INC.

2024 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, HubSpot, Inc. (the “Company”) maintains the HubSpot, Inc. 2024 Stock Option and Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s stockholders;

WHEREAS, the Board believes that the number of shares of Stock (as defined in the Plan) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate number of shares of Stock reserved for issuance thereunder by 2,300,000 shares; and

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein.

NOW, THEREFORE:

1. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,250,000 shares, less one share for every one share of Stock subject to an award granted under the Prior Plans after April 1, 2024. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plans that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Shares of Stock tendered or held back to cover tax withholding with respect to an Award other than an Option or Stock Appreciation Right or, after April 1, 2024, an award other than an option or stock appreciation right under the Prior Plans shall be added to the shares available for Awards under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option or Stock Appreciation Right to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 6,250,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plans.”

2. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

DATE APPROVED BY BOARD OF DIRECTORS: April 23, 2026

DATE APPROVED BY STOCKHOLDERS:

2025 PROXY STATEMENT | HubSpot, Inc. B-1

Company logo HUBSPOT, INC. 2 CANAL PARK CAMBRIDGE, MA 02141 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HUBS2026 You may attend the meeting via live audio webcast on the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time on June 14, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V96397-P49056 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HUBSPOT, INC. The Board of Directors recommends you vote FOR the following: 1. Elect five Class III directors to hold office until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal: Nominees: 1a. Mike Berry; 1b. Claire Hughes Johnson; 1c. Yamini Rangan; 1d. Clara Shih; and 1e. Jay Simons. For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of PricewaterhouseCoopers LLP as HubSpot, Inc.'s (the "Company's") independent registered public accounting firm for the fiscal year ending December 31, 2026; 3. Non-binding advisory vote to approve the compensation of the Company's named executive officers; 4. Approve an amendment to the Company's 2024 Stock Option and Incentive Plan; For Against Abstain The Board of Directors recommends you vote AGAINST the following proposal: 5. A stockholder proposal to change the Company's Sixth Amended and Restated Bylaws to allow 10% holders of the Company's stock the ability to call a special meeting; and The Board of Directors recommends you vote FOR the following proposal: 6. Approve the adjournment of the 2026 Annual Meeting of Stockholders (the "Annual Meeting") to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of Proposals One through Four. NOTE: To transact such other business that properly comes before the Annual Meeting (including adjournments or postponements thereof). For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V96398-P49056 HUBSPOT, INC. Annual Meeting of Stockholders June 15, 2026 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Yamini Rangan, Kate Bueker, and Erika Fisher, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUBSPOT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 15, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the nominees for Class III directors set forth on the reverse side (item 1), FOR items 2, 3, 4 and 6 and AGAINST item 5, and in the discretion of the proxies on all other matters as may be properly brought before the meeting or any adjournments thereof. Continued and to be signed on reverse side